                                                                    EXHIBIT 10.1

                          FOURTH AMENDED AND RESTATED

                               CREDIT AGREEMENT

                         Dated as of December 20, 2001

                                 by and among

                              INERGY PROPANE, LLC

                                 as Borrower,

                        the Lenders referred to herein,

                          FIRST UNION NATIONAL BANK,

                            as Administrative Agent

                            BANK OF OKLAHOMA, N.A.,

                            as Documentation Agent,

                                      and

                             FLEET NATIONAL BANK,

                             as Syndication Agent

                               TABLE OF CONTENTS

                                                                                                                            PAGE
                                                                                                                            ----
ARTICLE I DEFINITIONS....................................................................................................      2

     SECTION 1.01.     Definitions.......................................................................................      2
     SECTION 1.02.     Other Definitions and Provisions..................................................................     25

ARTICLE II THE CREDIT FACILITIES.........................................................................................     26

     SECTION 2.01.     Working Capital Loans.............................................................................     26
     SECTION 2.02.     Swingline Loans...................................................................................     26
     SECTION 2.03.     Permitted Acquisition Loans.......................................................................     28

ARTICLE III LETTER OF CREDIT FACILITY....................................................................................     29

     SECTION 3.01.     L/C Commitment....................................................................................     29
     SECTION 3.02.     Procedure for Issuance of Letters of Credit.......................................................     29
     SECTION 3.03.     Commissions and Other Charges.....................................................................     30
     SECTION 3.04.     L/C Participations................................................................................     30
     SECTION 3.05.     Reimbursement Obligation of the Borrower..........................................................     31
     SECTION 3.06.     Obligations Absolute..............................................................................     32

ARTICLE IV GENERAL LOAN PROVISIONS.......................................................................................     33

     SECTION 4.01.     Procedure for Advances of Loans...................................................................     33
     SECTION 4.02.     Repayment of Loans................................................................................     34
     SECTION 4.03.     Notes.............................................................................................     36
     SECTION 4.04.     Permanent Reduction of the Commitments............................................................     37
     SECTION 4.05.     Termination of Credit Facilities..................................................................     37
     SECTION 4.06.     Interest..........................................................................................     38
     SECTION 4.07.     Notice and Manner of Conversion or Continuation of Loans..........................................     40
     SECTION 4.08.     Fees..............................................................................................     40
     SECTION 4.09.     Manner of Payment.................................................................................     40
     SECTION 4.10.     Crediting of Payments and Proceeds................................................................     41
     SECTION 4.11.     Adjustments.......................................................................................     41
     SECTION 4.12.     Nature of Obligations of Lenders Regarding Extensions of Credit; Assumption by the Administrative
     Agent...............................................................................................................     42
     SECTION 4.13.     Changed Circumstances; Laws Affecting LIBOR Rate Availability; Etc................................     42
     SECTION 4.14.     Indemnity.........................................................................................     44
     SECTION 4.15.     Capital Requirements..............................................................................     44
     SECTION 4.16.     Taxes.............................................................................................     45
     SECTION 4.17.     Duty to Mitigate; Assignment of Commitments Under Certain Circumstances...........................     47

ARTICLE V CLOSING; CONDITIONS OF CLOSING AND BORROWING...................................................................     47

     SECTION 5.01.     Closing...........................................................................................     47
     SECTION 5.02.     Credit Documents and Conditions Precedent.........................................................     47

     SECTION 5.03.     Conditions Precedent to All Extensions of Credit................................................    53

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE BORROWER..............................................................    53

     SECTION 6.01.     Representations and Warranties..................................................................    53
     SECTION 6.02.     Survival of Representations and Warranties, Etc.................................................    58

ARTICLE VII FINANCIAL INFORMATION AND NOTICES..........................................................................    58

     SECTION 7.01.     Financial Statements............................................................................    59
     SECTION 7.02.     Notice of Litigation and Other Matters..........................................................    61
     SECTION 7.03.     Accuracy of Information.........................................................................    62

ARTICLE VIII AFFIRMATIVE COVENANTS.....................................................................................    62

     SECTION 8.01.     Existence; Businesses and Properties............................................................    62
     SECTION 8.02.     Insurance.......................................................................................    63
     SECTION 8.03.     Payment of Taxes; Etc...........................................................................    63
     SECTION 8.04.     Maintenance of Properties and Leases............................................................    63
     SECTION 8.05.     Employee Benefits...............................................................................    64
     SECTION 8.06.     Books and Records; Inspection; Audits...........................................................    64
     SECTION 8.07.     Compliance with Laws............................................................................    64
     SECTION 8.08.     Use of Proceeds.................................................................................    65
     SECTION 8.09.     Preparation of Environmental Reports............................................................    65
     SECTION 8.10.     Location of Collateral..........................................................................    66
     SECTION 8.11.     Federal Reserve Regulations.....................................................................    66
     SECTION 8.12.     Administrative Agent May Perform Obligations; Further Assurances................................    66
     SECTION 8.13.     Risk Management Plan............................................................................    66
     SECTION 8.14.     Acquisition of Assets and Properties............................................................    66

ARTICLE IX FINANCIAL COVENANTS.........................................................................................    67

     SECTION 9.01.     Consolidated EBITDA/Consolidated Interest Expense...............................................    67
     SECTION 9.02.     Consolidated Leverage Ratio.....................................................................    67

ARTICLE X NEGATIVE COVENANTS...........................................................................................    68

     SECTION 10.01.    Liens...........................................................................................    68
     SECTION 10.02.    Debt............................................................................................    68
     SECTION 10.03.    Restricted Investments..........................................................................    68
     SECTION 10.04.    Structure; Disposition of Assets................................................................    68
     SECTION 10.05.    Sale-Leasebacks; Subsidiaries; New Business.....................................................    69
     SECTION 10.06.    Issuance of Securities..........................................................................    69
     SECTION 10.07.    Conflicting Agreements..........................................................................    69
     SECTION 10.08.    Changes in Accounting Principles; Fiscal Year...................................................    69
     SECTION 10.09.    Transactions With Affiliates....................................................................    69
     SECTION 10.10.    Distributions...................................................................................    69
     SECTION 10.11.    Lease Obligations...............................................................................    70
     SECTION 10.12.    Restrictive Agreements..........................................................................    70
     SECTION 10.13.    Put Agreements..................................................................................    70
     SECTION 10.14.    Amendments to Organic Documents.................................................................    70

ARTICLE XI DEFAULT AND REMEDIES.................................................................................     70

     SECTION 11.01.    Events of Default........................................................................     70
     SECTION 11.02.    Remedies.................................................................................     73
     SECTION 11.03.    Rights and Remedies Cumulative; Non-Waiver; Etc..........................................     75

ARTICLE XII THE ADMINISTRATIVE AGENT............................................................................     75

     SECTION 12.01.    Appointment..............................................................................     75
     SECTION 12.02.    Delegation of Duties.....................................................................     76
     SECTION 12.03.    Exculpatory Provisions...................................................................     76
     SECTION 12.04.    Reliance by the Administrative Agent.....................................................     76
     SECTION 12.05.    Notice of Default........................................................................     77
     SECTION 12.06.    Non-Reliance on the Administrative Agent and Other Lenders...............................     77
     SECTION 12.07.    Indemnification..........................................................................     77
     SECTION 12.08.    The Administrative Agent in Its Individual Capacity......................................     78
     SECTION 12.09.    Resignation of the Administrative Agent; Successor Administrative Agent..................     78
     SECTION 12.10.    Collateral Matters.......................................................................     79

ARTICLE XIII MISCELLANEOUS......................................................................................     80

     SECTION 13.01.    Notices..................................................................................     80
     SECTION 13.02.    Expenses; Indemnity......................................................................     81
     SECTION 13.03.    Set-off..................................................................................     82
     SECTION 13.04.    Governing Law............................................................................     82
     SECTION 13.05.    Consent to Jurisdiction..................................................................     82
     SECTION 13.06.    WAIVER OF JURY TRIAL.....................................................................     83
     SECTION 13.07.    Reversal of Payments.....................................................................     83
     SECTION 13.08.    Injunctive Relief; Punitive Damages......................................................     83
     SECTION 13.09.    Accounting Matters.......................................................................     83
     SECTION 13.10.    Successors and Assigns; Participations...................................................     84
     SECTION 13.11.    Amendments, Waivers and Consents.........................................................     87
     SECTION 13.12.    Absolute and Unconditional Liability.....................................................     88
     SECTION 13.13.    Amended and Restated Credit Facility; Liens Unimpaired...................................     88
     SECTION 13.14.    Performance of Duties....................................................................     89
     SECTION 13.15.    All Powers Coupled with Interest.........................................................     89
     SECTION 13.16.    Survival of Indemnities..................................................................     89
     SECTION 13.17.    Titles and Captions......................................................................     89
     SECTION 13.18.    Severability of Provisions...............................................................     89
     SECTION 13.19.    Counterparts.............................................................................     89
     SECTION 13.20.    Term of Agreement........................................................................     89
     SECTION 13.21.    Inconsistencies with Other Documents; Independent Effect of Covenants....................     90
     SECTION 13.22.    Mo.Rev.Stat. (S)432.045 Required Notice..................................................     90

EXHIBITS

Exhibit A-1         -    Form of Permitted Acquisition Note
Exhibit A-2         -    Form of Working Capital Note
Exhibit A-3         -    Form of IPC Acquisition Note
Exhibit A-4         -    Form of Swingline Note
Exhibit B           -    Form of Notice of Borrowing
Exhibit C           -    Form of Notice of Account Designation
Exhibit D           -    Form of Notice of Conversion/Continuation
Exhibit E           -    Form of Officer's Compliance Certificate
Exhibit F           -    Form of Borrowing Base Certificate
Exhibit G           -    Form of Applicable Margin Calculation Certificate
Exhibit H           -    Form of Assignment and Acceptance
Exhibit I-1         -    Form of Subsidiary Guaranty Agreement
Exhibit I-2         -    Form of Inergy, L.P. Guaranty Agreement
Exhibit I-3         -    Form of IPCH Acquisition Corp. Guaranty Agreement
Exhibit J           -    Form of Security Agreement
Exhibit K           -    Form of Pledge Agreement
Exhibit L           -    Form of Opinion of Credit Parties' Counsel
Exhibit M           -    Form of Intercreditor Agreement
Exhibit N           -    Form of Request for Vehicle Lien Release

SCHEDULES

Schedule 1.01A      -    Commitments of Lenders
Schedule 1.01B      -    Notice and Lending Offices of Lenders
Schedule 1.01C      -    Description of Plan of Merger
Schedule 3.01       -    Existing Letters of Credit
Schedule 5.02(b)    -    IPC Acquisition -- Computation of Purchase Price and
                         Source of Funds
Schedule 6.01(a)    -    Organization
Schedule 6.01(b)    -    Ownership
Schedule 6.01(s)    -    Title to Properties
Schedule 8.10       -    Location of Collateral
Schedule 10.02      -    Permitted Debt

     This FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, this "Agreement"), dated as of the 20th day of December, 2001, by and among the following:

     (i) INERGY PROPANE, LLC, a Delaware limited liability company (formerly known as McCracken Oil & Propane Company, LLC) (the "Borrower");

     (ii) The Lenders who are or may become a party hereto, in their capacity as Lenders and in such other capacities as reflected on the signature pages hereto (collectively, the "Lenders"; and each a "Lender"); and

     (iii)  FIRST UNION NATIONAL BANK, as Administrative Agent,

is an amendment and restatement of the Existing Credit Agreement (as defined below).

                             STATEMENT OF PURPOSE
                             --------------------

     The Borrower, certain Affiliates (as defined below) of the Borrower and certain lenders previously entered into an Amended and Restated Credit Agreement dated as of October 23, 1998 (the "1998 Credit Agreement"), as amended by (i) a First Amendment to Amended and Restated Credit Agreement dated as of December 10, 1998, (ii) a Second Amendment to Amended and Restated Credit Agreement dated as of February 10, 1999, (iii) a Third Amendment to Amended and Restated Credit Agreement dated as of July 22, 1999, (iv) a Fourth Amendment to Amended and Restated Credit Agreement dated as of November 15, 1999, and (v) a Fifth Amendment to Amended and Restated Credit Agreement dated as of May 30, 2000 (the 1998 Credit Agreement, as so amended and restated is hereby referred to as the "Original Credit Agreement").

     The Borrower, certain Affiliates of the Borrower party to the Original Credit Agreement, and the lenders party to the Original Credit Agreement subsequently amended and restated the Original Credit Agreement in its entirety pursuant to a Second Amended and Restated Credit Agreement dated as of January 12, 2001 (as amended to date, the "Second Amended and Restated Credit Agreement").

     The Borrower and certain lenders subsequently amended and restated the Second Amended and Restated Credit Agreement in its entirety pursuant to a Third Amended and Restated Credit Agreement dated as of July 25, 2001 (as amended to date, the "Existing Credit Agreement").

     The Borrower and certain Lenders desire to amend and restate the Existing Credit Agreement in its entirety on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree that the Existing Credit Agreement is hereby amended and restated as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.01.  Definitions.
                    -----------

     The following terms when used in this Agreement shall have the meanings assigned to them below:

     "Account Debtor" means any Person who is or may become obligated in respect of an Account.

     "Accounts" means all accounts (as defined in the UCC), contract rights, chattel paper, instruments and documents, in which the Borrower or any Controlled Subsidiary has or acquires an interest on or after the Closing Date.

     "Administrative Agent" means First Union National Bank, in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to
Section 12.09.
-------------

     "Administrative Agent's Office" means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section
                                                                      -------
13.01(c).
--------

     "Affiliate" means with respect to any Person, any other Person (i) which owns or otherwise has an interest in five percent or more of any equity interest of such Person, (ii) five percent or more of the equity interests of which such Person (or any member, shareholder, director, officer, employee or Subsidiary of such Person or any combination thereof) owns or otherwise has an interest in, or
(iii) which, directly or through one or more intermediaries, is controlled by, controls, or is under common control with such Person. For purposes of subpart
(iii) above, "control" means the ability, directly or indirectly, to affect the management or policies of a Person by virtue of an ownership interest, by right of contract or any other means.

     "Aggregate Commitment" means the sum of the Working Capital Commitment, the Permitted Acquisition Commitment and the IPC Acquisition Commitment, as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof. On the Closing Date, the Aggregate Commitment shall be Two Hundred Million Dollars ($195,000,000).

     "Agreement" has the meaning set forth in the recitals above.

     "Applicable Law" means all applicable provisions of constitutions, statutes, laws, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of all Governmental Authorities and all orders and decrees of all courts and arbitrators.

     "Applicable Margin" means, at any date, (i) with respect to Base Rate Loans, 0.00% per annum, (ii) with respect to LIBOR Loans, 2.125% per annum, and
             ---------                                           ---------
(iii) with respect to the Unused Line Fee, 0.375% per annum; provided, however,
                                                  ---------
that if the Consolidated Leverage Ratio as of the last day of the immediately preceding fiscal quarter falls within any of the ranges set forth in the Schedule below, then, subject to the delivery to the Administrative Agent by the

Borrower of an Applicable Margin Calculation Certificate demonstrating such fact, the Applicable Margin for each type of Loan and the Unused Line Fee, as the case may be, shall be reduced or increased, if such is the case, to the rate for the same set forth in the Schedule below. Any such adjustment in the Applicable Margin shall take effect on the third (3rd) Business Day after the Administrative Agent receives the Applicable Margin Calculation Certificate and shall remain in effect until the next adjustment of the Applicable Margin made in accordance with the terms of this Agreement. Notwithstanding anything herein to the contrary, no downward adjustment in the Applicable Margin shall take effect or remain in effect if (1) the Administrative Agent, acting in a commercially reasonable manner, disputes the accuracy of the calculations set forth in the Applicable Margin Calculation Certificate (or the accuracy or completeness of the information contained in the financial statements supporting such calculations), or (2) any Event of Default exists. The Schedule referred to above is as follows:

----------------------------------------------------------------------------------------------------
                 Consolidated            Base Rate            LIBOR Rate
 Level          Leverage Ratio             Loans*               Loans*            Unused Line Fee
----------------------------------------------------------------------------------------------------
I.          Less than or equal to
            3.0:1.0                        0.00%                2.00%                  0.375%
----------------------------------------------------------------------------------------------------
II.        Greater than 3.0:1.0 and
           less than or equal to
           3.5:1.0                         0.00%                2.125%                 0.375%
----------------------------------------------------------------------------------------------------
III.       Greater than 3.5:1.0 and
           less than or equal to
           4.0:1.0                         0.25%                2.25%                  0.500%
----------------------------------------------------------------------------------------------------
IV.        Greater than 4.0:1.0 and
           less than or equal to
           4.5:1.0                         0.50%                2.50%                  0.500%
----------------------------------------------------------------------------------------------------
V.         Greater than 4.5:1.0            0.50%                2.75%                  0.500%
----------------------------------------------------------------------------------------------------

     * With respect to the Applicable Margin for Base Rate Loans and LIBOR Rate Loans under the IPC Acquisition Facility, the Applicable Margin shall be increased by (i) 0.50% on the six (6) month anniversary date of the Closing Date, and (ii) an additional .50% on the nine (9) month anniversary date of the Closing Date, if the advances outstanding under the IPC Acquisition Facility exceed $25,000,000 on each of such dates.

     "Applicable Margin Calculation Certificate" means, at any time, the certificate, substantially in the form of Exhibit G hereto, signed by a
                                          ---------
Financial Officer of the Borrower and pursuant to which the Borrower sets forth its calculations for purposes of determining the Applicable Margin for a particular time period.

     "Application" means an application, in the form specified by the Issuing Lender from time to time, requesting the Issuing Lender to issue a Letter of Credit.

     "Assignment and Acceptance" has the meaning assigned thereto in Section
                                                                     -------
13.10(b)(iii).
-------------

     "Available Cash" means, with respect to the Borrower, for any period:

          (a)  the sum of:

               (1) all cash and cash equivalents of the Borrower and its Subsidiaries on hand at the end of such period; and

               (2) all additional cash and cash equivalents of the Borrower and its Subsidiaries on hand on the date of determination of Available Cash for such period resulting from Working Capital Loans made after the end of such period;

          (b) less the amount of any cash reserves that is necessary or appropriate in the reasonable discretion of the Borrower to:

               (1) provide for the proper conduct of the business of the Borrower and its Subsidiaries (including reserves for future Capital Expenditures and for future credit needs of the Borrower and its Subsidiaries) after such period; and

               (2) comply with applicable law or any debt instrument or other agreement or obligation to which the Borrower or any of its Subsidiaries is a party or its assets are subject;

     provided, further, that disbursements made by the Borrower or any of its
     --------
Subsidiaries or cash reserves established, increased or reduced after the end of such period but on or before the date of determination of Available Cash for such period shall be deemed to have been made, established, increased or reduced, for purposes of determining Available Cash, within such period if the Borrower so determines.

     "Average Quarterly Loan Balance" means the sum of (i) the aggregate principal amount of all Working Capital Loans outstanding, (ii) the aggregate principal amount of all Permitted Acquisition Loans outstanding, (iii) the principal amount of the IPC Acquisition Loan outstanding, (iv) the aggregate principal amount of all Swingline Loans outstanding and (v) the aggregate L/C Obligations outstanding, in each case outstanding at the end of each day for each day of the quarter in question and by dividing such sum by the number of days in such quarter.

     "Base Rate" means, at any time, the higher of (a) the Prime Rate or (b) the Federal Funds Rate plus 0.5%; each change in the Base Rate shall take effect
                   ----
simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

     "Base Rate Loan" means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 4.06(a).
                         ---------------

     "Benefited Lender" has the meaning assigned thereto in Section 4.11.
                                                            ------------

     "Borrower" has the meanings set forth in the recitals to this Agreement.

     "Borrower Pledge Agreement" means the Second Amended and Restated Pledge Agreement from the Borrower, as pledgor, to the Administrative Agent, as pledgee, dated the Closing Date, pursuant to which the Borrower grants to the Administrative Agent a Lien as security for the Obligations in all of the Borrower's existing and future equity and other interests in L & L Transportation, Inergy Transportation and Inergy Sales, together with any amendments, renewals, restatements, replacements, consolidations or other modifications thereof from time to time.

     "Borrower Security Agreement" means the Second Amended and Restated Security Agreement from the Borrower, as debtor, to the Administrative Agent, as secured party, dated the Closing Date, pursuant to which the Administrative Agent is granted a Lien as security for the Obligations on all of the Borrower's existing and future assets, together with any amendments, renewals, restatements, replacements, consolidations or other modifications thereof from time to time.

     "Borrowing Base" means, at any date, an amount equal to the lesser of:

          (i) the sum of (a) for the period commencing July 1 and ending December 31 of each Fiscal Year only, $12,000,000, plus (b) an
                                                                  ----
               amount equal to the Eligible Account Advance Amount at such date,

               plus (c) Eligible Inventory Advance Amount at such date, minus
               ----                                                     -----
               [subtract from the sum of (a), (b) and (c)] the sum, at such date, of all amounts for which the Issuing Lender may be liable pursuant to any letter of credit issued by the Issuing Lender for the Borrower's or any Controlled Subsidiary's account; or

          (ii) $50,000,000.

     "Borrowing Base Certificate" has the meaning assigned thereto in Section
                                                                      -------
     7.01(b)(i).
     ----------

     "Business Day" means (a) for all purposes other than as set forth in clause
(b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

     "Capital Expenditures" means expenditures made and liabilities incurred that should, in accordance with GAAP, be classified and accounted for as capital expenditures.

     "Capital Lease" means any lease of any property that should, in accordance with GAAP, be classified and accounted for as a capital lease.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred interest, any limited or general partnership interest and any limited liability company membership interest.

     "Cleandown Period" means the period commencing March 1 and ending September 30 during each Fiscal Year.

     "Closing Date" means the date of this Agreement or such later Business Day as the parties hereto shall mutually agree.

     "Code" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended or supplemented from time to time.

     "Collateral" means all personal and real property with respect to which a Lien is granted to or for the benefit of the Administrative Agent for the benefit of the Lenders pursuant to the Security Agreements, the Mortgages, the Pledge Agreements or any other Credit Documents or which otherwise secures the payment or performance of any Obligation.

     "Collateral Agent" means First Union National Bank or such other Person named in the Intercreditor Agreement, entered into from time to time.

     "Commitment" means, as to any Lender, on a collective basis, such Lender's Permitted Acquisition Commitment, Working Capital Commitment and IPC Acquisition Commitment, as set forth opposite such Lender's name on Schedule 1.01A hereto,
                                                        --------------
as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof.

     "Commitment Percentage" means, as to any Lender at any time, the ratio of
(a) for Working Capital Loans, L/C Obligations and Swingline Loans, (i) the amount of the Working Capital Commitment of such Lender to (ii) the Working Capital Commitment of all of the Lenders; (b) for Permitted Acquisition Loans,
(i) the amount of the Permitted Acquisition Commitment of such Lender to (ii) the Permitted Acquisition Commitment of all of the Lenders; and (c) for the IPC Acquisition Loan, (i) the amount of the IPC Acquisition Commitment of such Lender to (ii) the IPC Acquisition Commitment of all of the Lenders.

     "Consolidated" means the consolidation of accounts in accordance with GAAP.

     "Consolidated EBITDA" means, with respect to the Borrower and its Consolidated Subsidiaries, for any period, an amount equal to: (i) net income for such period, plus (ii) amounts deducted in the computation thereof for (a)
                 ----
interest expense, (b) federal, state and local income taxes, and (c) depreciation and amortization, plus or minus, as the case may be, (iii) gains or
                               -------------
losses from the sale of assets in the ordinary course of business, and plus or
                                                                       -------
minus, as the case may be, (iv) extraordinary non-cash gains or losses for such
-----
period; provided, that for the purposes of determining Consolidated EBITDA for
        --------
any period during which the IPC Acquisition or a Permitted Acquisition is consummated, Consolidated EBITDA shall be adjusted in a manner reasonably satisfactory to the Administrative Agent to give effect to the consummation of such Permitted Acquisition on a pro forma basis, as if such IPC Acquisition or
                                --- -----
Permitted Acquisition occurred on the first day of such period. For the period of October 1, 2000 up to, but not including, July 25, 2001, Consolidated EBITDA shall be calculated with respect to Inergy Partners and its Consolidated Subsidiaries, rather than with respect to the Borrower and its Consolidated Subsidiaries.

     "Consolidated Interest Expense" means, with respect to the Borrower and its Consolidated Subsidiaries, for any period, an amount equal to (i) all interest in respect of Debt (other than the Hoosier Subordinated Debt) accrued during such period (whether or not actually paid during such period), plus (ii) the net
                                                               ----
amount payable (or minus the net amount receivable) under Hedging Agreements
                   -----
accrued during such period (whether or not actually paid or received during such period) plus (iii) on a pro-forma basis, the sum of all interest accrued
        ----
relating to Debt incurred in connection with the IPC Acquisition or a Permitted Acquisition, calculated in a manner reasonably satisfactory to the Administrative Agent, excluding in each case up front financing fees payable in connection with the consummation of the transactions contemplated hereby. For the period of October 1, 2000 up to, but not including, July 25, 2001, Consolidated Interest Expense shall be calculated with respect to Inergy Partners and its Consolidated Subsidiaries, rather than with respect to the Borrower and its Consolidated Subsidiaries.

     "Consolidated Leverage Ratio" means the ratio of (i) Total Funded Debt (other than Debt under clause (i) of the definition of "Debt"), at such time, to
(ii) Consolidated EBITDA for the four fiscal quarters most recently ended. For purposes of calculating the Consolidated Leverage Ratio, Total Funded Debt shall not include any outstanding Working Capital Loans or Swingline Loans if the Borrower is in compliance with Section 4.02(b), except to the extent that the
                               ---------------
aggregate amount of outstanding Working Capital Loans and Swingline Loans exceeds the sum of items (i)(b) and (i)(c) of the definition of Borrowing Base.

     "Consolidated Subsidiary" shall mean for any Person, each Subsidiary of such Person (whether existing on the Closing Date or thereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP.

     "Controlled Subsidiary" means a direct or indirect Subsidiary of the Borrower and with respect to which the Borrower owns not less than fifty-one percent (51%) of the voting equity interests of such Subsidiary.

     "Credit Documents" means, collectively, this Agreement, the Notes, the Applications, the Security Agreements, the Pledge Agreements, the Mortgages, the Guaranty Agreements, the Intercreditor Agreement and any other agreements or documents existing on or after the Closing Date evidencing, securing or otherwise relating to any of the transactions described in or contemplated by this Agreement, and any amendments, renewals, restatements, replacements or other modifications of the foregoing from time to time.

     "Credit Facilities" means the collective reference to the Working Capital Facility, the Permitted Acquisition Facility, the IPC Acquisition Facility and the L/C Facility.

     "Credit Parties" means, collectively, Inergy, L.P., IPCH Acquisition Corp., the Borrower, Inergy Transportation, L & L Transportation, Inergy Sales and any other direct and indirect Subsidiary of the Borrower.

     "Debt" means, with respect to any Person, without duplication (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind (including repurchase obligations, but not including customer deposits), (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments or letters of credit in support of bonds, notes, debentures or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under any conditional sale or other title retention agreement relating to property purchased by such Person, (e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (including, without duplication, obligations under a non-compete or similar agreement) to the extent such obligations are reportable under GAAP, (f) all obligations of such Person as lessee under Capital Leases of such Person or leases of such Person for which such Person retains tax ownership of the property subject to a lease, (g) all obligations of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned or acquired by such Person, whether or not the obligations secured thereby have been assumed,
(h) all Guaranties of such Person, (i) all obligations of such Person with respect to interest rate protection agreements (including, without limitation, Hedging Agreements) or foreign currency exchange agreements (valued at the termination value thereof computed in accordance with a method approved by the International Swap Dealers Association and agreed to by such Person in the applicable Hedging Agreement, if any), (j) all obligations of such Person as an account party in respect of letters of credit (1) securing Debt (other than letters of credit obtained in the ordinary course of business and consistent with past practices) or (2) obtained for any purpose not in the ordinary course of business or not consistent with past practices, (k) all obligations of such Person in respect of bankers' acceptances and (l) all current liabilities in respect of unfunded vested benefits under a Pension Plan covered by ERISA; provided that accrued expenses and accounts payable incurred in the ordinary
--------
course of business shall not constitute Debt.

     "Default" means any of the events specified in Section 11.01, which with
                                                    -------------
the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

     "Dollars" or "$" means, unless otherwise qualified, dollars in lawful currency of the United States.

     "Eligible Account" means an Account arising in the ordinary course of the Borrower's or a Controlled Subsidiary's business from the sale of goods or the rendering of services which the Administrative Agent, in its reasonable credit judgment, deems to be an Eligible Account. To be an Eligible Account, such Account must be subject to the Administrative Agent's perfected first priority Lien and no Lien other than a Permitted Lien, and must be evidenced by an invoice or other documentary evidence reasonably satisfactory to the Administrative Agent. Without limiting the generality of the foregoing, no Account shall be an Eligible Account if:

          (1) the Account remains unpaid more than ninety (90) days after the original invoice date (except if the Account Debtor is engaged primarily in the business of agriculture, in which case the Account remains unpaid after November 15 of the calendar year in which the Account arose or ninety (90) days after the invoice date, whichever is later); or

          (2) ten percent (10%) or more of the other Accounts from the Account Debtor are not Eligible Accounts; or

          (3) the Account Debtor has disputed liability with respect to such Account, or has made any claim with respect to any other Account due from such Account Debtor to the Borrower or the applicable Controlled Subsidiary, or the Account otherwise is or may become subject to any right of setoff by the Account Debtor, to the extent of any offset, dispute or claim; or

          (4) If the Account Debtor is also a creditor or supplier of the Borrower, Eligible Accounts shall consist of the lesser of (a) if the aggregate liabilities of the Borrower and its Controlled Subsidiaries to such Account Debtor do not exceed $2,000,000, the face amount of the Accounts of such Account Debtor; and (b) if such liabilities of the Borrower and its Controlled Subsidiaries to such Account Debtor exceed $2,000,000, the face amount of the Accounts of such Account Debtor minus
                                                                        -----
     the aggregate liabilities of the Borrower and its Controlled Subsidiaries to such Account Debtor in excess of $2,000,000; provided, however, the
                                                     --------  -------
     aggregate amount of Eligible Accounts under this clause (4) shall not exceed the aggregate Accounts of all Account Debtors who are also a creditor or a supplier of the Borrower and its Controlled Subsidiaries minus the aggregate liabilities of the Borrower and its Controlled
     -----
     Subsidiaries to such Account Debtors in excess of $8,000,000; or

          (5) any bankruptcy or other insolvency proceeding has been filed by or against the Account Debtor; or

          (6) the Account arises from a sale to an Account Debtor outside the United States, unless the sale is on letter of credit, guaranty or acceptance terms, in each case reasonably acceptable to the Administrative Agent; or

          (7) the Account arises from a sale to an Account Debtor which is not final, including, without limitation, on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return sis; or

          (8) the Administrative Agent believes, in its reasonable credit judgment, that collection of such Account is insecure or that payment thereof is doubtful or will be delayed by reason of the Account Debtor's financial condition; or

          (9) the Account Debtor is the United States of America or any state, or any department, agency, instrumentality or subdivision of the foregoing, unless the applicable Borrower assigns its right to payment of such Account to the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent, so as to comply with the Assignment of Claims Act, as amended (31 U.S.C. (S) 3727 et seq.), or the comparable state statute, as the case may be; or

          (10) the goods giving rise to such Account have not been shipped to the Account Debtor in accordance with the Account Debtor's instructions in respect of such goods, or such goods are otherwise nonconforming goods, or the services giving rise to such Account have not been properly performed by the Borrower or the applicable Controlled Subsidiary; or

          (11) the total unpaid Accounts of the Account Debtor exceed a credit limit determined by the Administrative Agent in its reasonable discretion (which credit limit may be based upon the extent to which the total unpaid Accounts of such Account Debtor are excess relative to all other unpaid Accounts and upon such other customary credit criteria as the Administrative Agent reasonably deems appropriate), to the extent such Account exceeds such limit; or

          (12) the total unpaid Accounts of the Account Debtor exceed $3,000,000 (or such other amount in excess of $3,000,000 approved by the Administrative Agent in writing) to the extent such unpaid Accounts exceed $3,000,000 or such other amount, or

          (13) the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; or

          (14) the Borrower or the applicable Controlled Subsidiary has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of the Borrower's or the applicable Controlled Subsidiary's business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; or

          (15) the Account arises out of a sale by the Borrower or a Controlled Subsidiary to any Affiliate of the Borrower or a Controlled Subsidiary or to a Person controlled by an Affiliate of the Borrower or a Controlled Subsidiary.

     "Eligible Account Advance Amount" means, at any date, an amount equal to eighty-five percent (85%) of the net face amount of all Eligible Accounts outstanding at such date.

     "Eligible Assignee" means, with respect to any assignment of the rights, interest and obligations of a Lender hereunder, a Person that is at the time of such assignment (a) a commercial bank organized or licensed under the laws of the United States or any state thereof, having combined capital and surplus in excess of $500,000,000, (b) a commercial bank organized under the laws of any other country that is a member of the Organization of Economic Cooperation and Development, or a political subdivision of any such country, having combined capital and surplus in excess of $500,000,000, (c) a finance company, insurance company or other financial institution which in the ordinary course of business extends credit of the type extended hereunder and that has total assets in excess of $1,000,000,000, (d) a Lender hereunder (whether as an original party to this Agreement or as the assignee of another Lender), (e) an Affiliate or Subsidiary of a Lender (whether as an original party to this Agreement or as the assignee of another Lender), hereunder that does not otherwise qualify as an Eligible Assignee provided such Lender continues to be obligated under this Agreement, (f) the successor (whether by transfer of assets, merger or otherwise) to all or substantially all of the commercial lending business of the assigning Lender, or (g) any other Person that has been approved in writing as an Eligible Assignee by the Administrative Agent and, if no Default or Event of Default exists and is continuing, by the Borrower.

     "Eligible Inventory" means inventory of the Borrower and its Controlled Subsidiaries, consisting of propane, fuel oil, diesel oil, kerosene or gasoline, as the Administrative Agent, in the exercise of its reasonable credit judgment, deems to be Eligible Inventory. Without limiting the generality of the foregoing, no inventory shall be Eligible Inventory unless, in the Administrative Agent's reasonable determination, it (i) is in good, new and saleable condition, (ii) is not obsolete or unmerchantable, (iii) meets all standards imposed by any governmental agency or authority, (iv) conforms in all respects to the warranties and representations set forth in this Agreement and the Security Agreements, (v) is at all times subject to the Administrative Agent's duly perfected, first priority Lien and no other Lien other than Permitted Liens (except for Liens under items (1) or (4) of the definition of Permitted Liens, which secure obligations in excess of $1,000,000 in the aggregate), and (vi) is situated at a location in compliance with Section 8.10
                                                                  ------------
hereof.

     "Eligible Inventory Advance Amount" means, at any date, the lesser of (i) an amount equal to the product of (a) the Eligible Inventory Advance Rate, times
                                                                           -----
(b) the aggregate amount of the Eligible Inventory (calculated on the lower of cost or market, on a first-in, first-out basis) at such time, or (ii) $25,000,000.

     "Eligible Inventory Advance Rate" means, with respect to Eligible Inventory, eighty percent (80%).

     "Environmental Laws" means any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health (including, but not limited to employee health and safety) or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

     "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations promulgated from time to time thereunder, each as amended or modified from time to time.

     "ERISA Affiliate" means any Person who together with the Borrower is treated as a single employer within the meaning of Section 414(b), (c), (m) or
(o) of the Code or Section 4001(b) of ERISA.

     "Eurodollar Reserve Percentage" means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

     "Event of Default" means any of the events specified in Section 11.01;
                                                             -------------
provided that any requirement for passage of time, giving of notice, or any
--------
other condition, has been satisfied.

     "Existing Credit Agreement" has the meaning set forth in the recitals to this Agreement.

     "Existing Letters of Credit" means the letters of credit set forth on
Schedule 3.01 hereto and deemed issued under Article III.
-------------

     "Expansion Capital Expenditures" means Capital Expenditures made for the purpose of generating incremental net cash flow, including, without limitation, the purchase of customer storage tanks.

     "Extensions of Credit" means, as to any Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Working Capital Loans made by such Lender then outstanding, (b) the aggregate principal amount of all Permitted Acquisition Loans made by such Lender then outstanding, (c) the aggregate principal amount of the IPC Acquisition Loan made by such Lender then outstanding, (d) such Lender's Commitment Percentage of the L/C Obligations then outstanding and (c) such Lender's Commitment Percentage of the Swingline Loans then outstanding.

     "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.

     "Federal Funds Rate" means, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the Administrative Agent and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Administrative Agent. If, for any reason, such rate is not available, then "Federal Funds Rate" means a daily rate which is determined, in the opinion of the Administrative Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (Charlotte time). Rates for weekends or holidays shall be the same as the rate for the most immediate preceding Business Day.

     "Financial Officer" means, as to any Person, the president, the chief financial officer or the controller of such Person.

     "First Union" means First Union National Bank, a national banking association, and its successors.

     "Fiscal Year" means the 52-week fiscal year of any Person ending September 30 of each calendar year.

     "GAAP" means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Borrower and its Consolidated Subsidiaries throughout the period indicated and consistent with the prior financial practice of the Borrower and its Consolidated Subsidiaries.

     "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

     "Governmental Authority" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Guaranty" of or by any Person means any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Debt of any other Person (the "primary obligor") (excluding endorsements of checks for collection or deposit in the ordinary course of business) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the owner of such Debt of the payment of such Debt or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt.

     "Guaranty Agreements" means, collectively, (i) the Subsidiary Guaranty Agreements in substantially the form of Exhibit I-1 hereto, (ii) the Inergy,
                                        -----------
L.P. Guaranty Agreement in substantially the form of Exhibit I-2 hereto, (iii)
                                                     -----------
the IPCH Acquisition Corp. Guaranty Agreement in substantially the form of
Exhibit I-3 hereto, and (iv) all other guaranty agreements in favor of the
-----------
Administrative Agent executed in connection with Permitted Acquisitions.

     "Hedging Agreement" means any agreement with respect to an interest rate swap, collar, cap, floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of the Borrower under this Agreement, and any confirming letter executed pursuant to such hedging agreement, all as amended, restated or otherwise modified.

     "Heller Credit Facility" means the credit facilities made available to Independent Propane Company, pursuant to Amended and Restated Credit Agreement dated as of September 11, 1998, among Independent Propane Company, Heller Financial, Inc., and certain other lenders party thereto.

     "Hoosier Subordinated Debt" means the Debt evidenced by, collectively, (i) that certain Subordinated Debenture dated as of January 12, 2001, payable by the Borrower to L&L Leasing, Inc., an Indiana corporation, in the amount of $1,400,000; (ii) that certain Subordinated Debenture dated as of January 12, 2001, payable by the Borrower to Domex, Inc., an Indiana corporation, in the amount of $650,000; and (iii) that certain Subordinated Debenture dated as of January 12, 2001, payable by the Borrower to Investors 300, Inc., an Indiana corporation, in the amount of $2,950,000.

     "Independent Propane Company" means Independent Propane Company, a Delaware corporation.

     "Inergy GP" means Inergy GP, LLC, a Delaware limited liability company.

     "Inergy Holdings" means Inergy Holdings, LLC, a Delaware limited liability company.

     "Inergy, L.P." means Inergy, L.P., a Delaware limited partnership.

     "Inergy, L.P. Guaranty Agreement" means the Amended and Restated Guaranty executed by Inergy, L.P. in favor of the Administrative Agent, dated the Closing Date, together with any amendments, renewals, restatements, replacements, consolidations or other modifications thereof from time to time.

     "Inergy, L.P. Pledge Agreement" means the Amended and Restated Pledge Agreement from Inergy, L.P., as pledgor, to the Administrative Agent, as pledgee, dated the Closing Date, pursuant to which Inergy, L.P. grants to the Administrative Agent a Lien as security for the payment and performance of all obligations under the Inergy, L.P. Guaranty Agreement on all of Inergy L.P.'s existing and future equity and other interests in the Borrower, together with any amendments, renewals, restatements, replacements, consolidations or other modifications thereof from time to time.

     "Inergy Partners" means Inergy Partners, LLC, a Delaware limited liability company.

     "Inergy Sales" means Inergy Sales & Service, Inc., a Delaware corporation.

     "Inergy Transportation" means Inergy Transportation, LLC, a Delaware limited liability company.

     "Intercreditor Agreement" means an intercreditor agreement among the Collateral Agent, the Administrative Agent, on behalf of itself and the Lenders, and the holders of the Private Placement Debt, in substantially the form of Exhibit M hereto, with only such modifications as are approved by the Required
---------
Lenders, pursuant to which the Obligations and the Private Placement Debt shall rank pari passu with respect to payments and with respect to liens and security interests in the Collateral.

     "Interest Period" has the meaning assigned thereto in Section 4.06(b).
                                                           --------------

     "Investment" means, as applied to any Person, any direct or indirect purchase or other acquisition by such Person of stock or other securities of any other Person, or any direct or indirect loan, advance or capital contribution by such Person to any other Person and any other item which would be classified as an "investment" on a balance sheet of such Person prepared in accordance with GAAP, including without limitation any direct or indirect contribution by such Person of property or assets to a joint venture, partnership or other business entity in which such Person retains an interest (it being understood that a direct or indirect purchase or other acquisition by such Person of assets of any other Person (other than stock or other securities) shall not constitute an "Investment" for purposes of this Agreement).

     "IPC Acquisition" means the acquisition by the Borrower of all of the outstanding Capital Stock of Independent Propane Company, pursuant to the Plan of Merger.

     "IPC Acquisition Commitment" means, (a) as to any Lender, the obligation of such Lender to make the IPC Acquisition Loan to the Borrower hereunder in an aggregate principal amount at any time outstanding not to exceed the amount so designated opposite such Lender's name on Schedule 1.01A hereto, as the same may
                                          --------------
be reduced or modified at any time or from time to time pursuant to the terms hereof, and (b) as to all Lenders, the aggregate commitment of all Lenders to make IPC Acquisition Loan, as such amount may be reduced at any time from time to time pursuant to the terms hereof. The IPC Acquisition Commitment of all Lenders on the Closing Date shall be Seventy Million Dollars ($70,000,000).

     "IPC Acquisition Facility" means the loan facility established pursuant to
Section 2.04.
------------

     "IPC Acquisition Facility Termination Date" means the earlier to occur of
(a) December ___, 2002, and (b) the Termination Date.

     "IPC Acquisition Loan" means the loan made by the Lenders to the Borrower pursuant to Section 2.04.
            ------------

     "IPC Acquisition Notes" means the separate IPC Acquisition Notes made by the Borrower, payable to the order of each Lender, substantially in the form of Exhibit A-3 hereto, evidencing the IPC Acquisition Facility, and any amendments
-----------
and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part. "IPC Acquisition Note" means any of such IPC Acquisition Notes.

     "IPCH Acquisition Corp." means IPCH Acquisition Corp., a Delaware corporation.

     "IPCH Acquisition Corp. Guaranty Agreement" means the Limited Guaranty executed by IPCH Acquisition Corp. in favor of the Administrative Agent, dated the Closing Date, together with any amendments, renewals, restatements, replacements, consolidations or other modifications thereof from time to time.

     "IPCH Demand Loan" means the $27,000,000 loan made by First Union, as lender, to IPCH Acquisition Corp., as borrower, evidenced by that certain Demand Promissory Note dated December ___, 2001, made by IPCH Acquisition Corp. to First Union.

     "ISP 98" means the International Standby Practices (1998 Revision, effective January 1, 1999), International Chamber of Commerce Publication No. 590.

     "Issuing Lender" means First Union, in its capacity as issuer of any Letter of Credit, or any successor thereto.

     "L & L Transportation" means L & L Transportation, LLC, a Delaware limited liability company.

     "L/C Commitment" means the lesser of (a) Ten Million Dollars ($10,000,000),
(b) the Borrowing Base and (c) the Working Capital Commitment.

     "L/C Facility" means the letter of credit facility established pursuant to
Article III.

     "L/C Obligations" means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.05.
                                 ------------

     "L/C Participants" means the collective reference to all the Lenders other than the Issuing Lender.

     "Lender" means each Person executing this Agreement as a Lender (including, without limitation, the Issuing Lender and the Swingline Lender unless the context otherwise requires) set forth on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to
Section 13.10.
-------------

     "Lending Office" means, with respect to any Lender, the office of such Lender maintaining such Lender's Commitment Percentage of the Loans as set forth on Schedule 1.01B hereto.
   --------------

     "Letters of Credit" has the meaning assigned thereto in Section 3.01.
                                                             ------------

     "LIBOR" means the rate of interest per annum determined on the basis of the rate for deposits in Dollars in minimum amounts of at least $2,000,000 for a period equal to the Interest Period selected which appears on the Dow Jones Market Screen 3750 at approximately 11:00 a.m. London time, two (2) Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest one-sixteenth of one percent (1/16%)). If, for any reason, such rate does not appear on Dow Jones Market Screen 3750, then "LIBOR" shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars in minimum amounts of at least $2,000,000 would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. London time, two (2) Business Days prior to the first day of the applicable Interest Period for settlement in immediately available funds by leading banks in the London interbank market for a period equal to the Interest Period selected. Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.

     "LIBOR Rate" means a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

          LIBOR Rate =   LIBOR
                         --------------------
                         1.00-Eurodollar Reserve Percentage

     "LIBOR Rate Loan" means any Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 4.06(a).
                          ---------------

     "Lien" means any mortgage, deed of trust, pledge security interest, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the UCC or comparable law of any jurisdiction to evidence any of the foregoing).

     "Loan" means any Working Capital Loan, Permitted Acquisition Loan, IPC Acquisition Loan or Swingline Loan made to the Borrower pursuant to Article II; "Loans" means the collective reference thereto.

     "Material Adverse Effect" means (a) a materially adverse effect on the business, assets, operations, prospects or financial condition of Inergy, L.P. and its Subsidiaries, taken as a whole, or the Borrower and its Subsidiaries, taken as a whole, (b) any material impairment of the ability of Inergy, L.P., the Borrower or any Subsidiary of the Borrower to perform any of its respective Obligations under any Credit Document or (c) any material impairment of the rights of, or benefits available to, the Lenders or the Administrative Agent under any of the Credit Documents.

     "Mortgages" means, collectively, (i) all of the deeds to secure debt, mortgages and deeds of trust, executed by the Borrower in favor of the Administrative Agent, relating to the real properties owned by the Borrower,
(ii) all of the deeds to secure debt, mortgages and deeds of trust, executed by the Borrower or any of its Subsidiaries in favor of the Administrative Agent in connection with Permitted Acquisitions or otherwise pursuant to Section
                                                                -------
10.03(b), and (iii) any other assignments, amendments, renewals, restatements,
--------
replacements, consolidations or other modifications from time to time of any of the foregoing.

     "New Inergy Propane, LLC" means New Inergy Propane, LLC, a Delaware limited liability company.

     "1998 Credit Agreement" has the meaning set forth in the recitals to this Agreement.

     "Notes" means the collective reference to the Working Capital Notes, the Permitted Acquisition Notes, the IPC Acquisition Notes and the Swingline Note; "Note" means any of such Notes.

     "Notice of Account Designation" has the meaning assigned thereto in Section
                                                                         -------
4.01(b).
-------

     "Notice of Borrowing" has the meaning assigned thereto in Section 4.01(a).
                                                               ---------------

     "Notice of Conversion/Continuation" has the meaning assigned thereto in
Section 4.07.
------------

     "Obligations" means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) the L/C Obligations, (c) all payment and other obligations owing by the Borrower to any Lender or the Administrative Agent under any Hedging Agreement to which a Lender is a party (or any Affiliate of a Lender) which is permitted under this Agreement and (d) all other fees and commissions (including attorney's fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by any Credit Party to the Lenders or the Administrative Agent, in each case under or in respect of this Agreement, any Note, any Letter of Credit or any of the other Credit Documents of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money under or in respect of this Agreement, any Note, any Letter of Credit or any of the other Credit Documents.

     "Officer's Compliance Certificate" has the meaning assigned thereto in
Section 7.01(g).
---------------

     "Organic Documents" means, relative to any Credit Party, its partnership agreement, limited liability company agreement, certificate of incorporation, certificate of formation, its by-laws or operating agreement and all shareholder agreements, voting trusts and similar arrangements applicable to any of its authorized shares of Capital Stock or other equity interests.

     "Original Credit Agreement" has the meaning set forth in the recitals to this Agreement.

     "Other Taxes" has the meaning assigned thereto in Section 4.16(b).
                                                       ---------------

     "Permitted Acquisition" means an acquisition (or series of related acquisitions) by the Borrower or any Subsidiary Guarantor of all or any part of the assets of another Person (such assets being referred to herein as the "Target Assets") or of at least fifty-one percent (51%) of the voting equity interests of another Person (such Person, together with any and all Subsidiaries of such Person, being referred to herein as the "Target") in each case made in compliance with all of the following terms and conditions:

          (1) the Target is in, or the Target Assets are employed in, the same line of business as the Borrower;

          (2) in the case of an equity acquisition the Controlled Subsidiary is a Target of the Borrower (or, in the case of an equity acquisition in the form of a merger, (a) the Target is merged with and into the Borrower or a Controlled Subsidiary, with the Borrower or such Controlled Subsidiary, as the case may be, being the surviving entity, or (b) the Target is merged with and into a Controlled Subsidiary with the Target being the surviving entity, provided that such surviving entity qualifies as a Controlled Subsidiary);

          (3) no Default or Event of Default exists at the time of the acquisition or would result therefrom;

          (4) the purchase price (including assumed Debt) of any Target or Target Assets shall not exceed $15,000,000, and (ii) the aggregate purchase price (including assumed Debt) of all Targets and Target Assets shall not exceed $30,000,000 in any Fiscal Year;

          (5) upon the consummation of the acquisition (or, in the reasonable discretion of the Administrative Agent, within a reasonable time after such acquisition), the Administrative Agent shall have (or shall have received, as the case may be), subject to Section 12.10(b):
                                     ----------------

          (i) in the case of an asset acquisition, with respect to the Target Assets, a perfected Lien on (1) such fee-owned real properties as constitute at least seventy-five percent (75%) of the aggregate value of the fee-owned real properties included in the Target Assets, as determined by the Administrative Agent in its reasonable discretion, (2) such motor vehicles as constitute at least seventy-five percent (75%) of the aggregate value of the motor vehicles included in the Target Assets, as determined by the Administrative Agent in its reasonable discretion, (3) all other material personal property assets included in the Target Assets (to the extent that (a) a Lien can be perfected thereon by the filing of UCC financing statements in the appropriate jurisdictions, and
               (b) if required by the Administrative Agent, a Lien can be perfected thereon by possession or other methods under the UCC), all subject to no other Lien other than Permitted Liens (and, in connection therewith, the Borrower shall have submitted to the Administrative Agent for its approval a revised Schedule 8.10 to
                                                               -------------
               this Agreement reflecting the location of the Collateral, inclusive of Target Assets on which the Administrative Agent has a perfected Lien);

        (ii) in the case of an equity acquisition, (i) a Guaranty from the Target in form and substance satisfactory to the Administrative Agent, pursuant to which such Target guarantees, in favor of the Administrative Agent, the payment and performance of all Obligations, (ii) a perfected Lien on (1) such fee-owned real properties as constitute at least seventy-five percent (75%) of the aggregate value of all existing and future fee-owned real properties of the Target, as determined by the Administrative Agent in its reasonable discretion, (2) such motor vehicles as constitute at least seventy-five percent (75%) of the aggregate value of all existing and future motor vehicles of the Target, as determined by the Administrative Agent in its reasonable discretion, (3) all other material existing and future personal property assets of the Target (to the extent that (a) a Lien can be perfected thereon by the filing of UCC financing statements in the appropriate jurisdictions, and (b) if required by the Administrative Agent, a Lien can be perfected thereon by possession or other methods under the UCC), all subject to no other Lien other than Permitted Liens (and, in connection therewith, the Borrower shall have submitted to the Administrative Agent for its approval a revised Schedule 8.10 to
                                                               -------------
               this Agreement reflecting the location of the Collateral, inclusive of such assets of the Target on which the Administrative Agent has a perfected Lien), (iii) a Lien on all of the existing and future equity interests in the Target, subject to no other Lien other than Permitted Liens, and (iv) the Borrower shall have submitted to the Administrative Agent for its approval a revised Schedule 6.01(b) to this Agreement reflecting
                                  ----------------
               the ownership structure of the Borrower and its Subsidiaries;

        (iii) if any Target Assets (or any assets of the Target) consist of fee-owned real properties, then, with respect to such fee-owned real properties as constitute at least seventy-five percent (75%) of the aggregate value of the fee-owned real properties included in the Target Assets and other assets of the Target, as determined by the Administrative Agent in its reasonable discretion, at no expense to the Administrative Agent, (i) record owner searches with respect to each such fee-owned real property in form, terms and scope, satisfactory to the Administrative Agent, and (ii) a mortgage, deed of trust or deed to secure debt, as applicable, satisfactory to the Administrative Agent and granting the Administrative Agent a perfected Lien on each such fee interest.

          (iv) such UCC financing statements, loan and security agreements and other documents (including, without limitation, opinions of counsel to the Borrower and the Target regarding, among other things, the authority of the Target to guarantee the Obligations and to grant Liens) as the Administrative Agent may reasonably request in connection with the conditions set forth in this subpart (5);

          (6) the Borrower shall have paid all reasonable costs and expenses incurred by the Administrative Agent and its counsel in connection with such acquisition, including, without limitation, all such costs and expenses incurred to satisfy the conditions set forth in subpart (5) above; and

          (7) the Administrative Agent shall have received such other assurances and documentation as the Administrative Agent may reasonably request from time to time in connection with the acquisition and the conditions set forth above.

     Notwithstanding anything to the contrary set forth above, the conditions set forth in subpart (5) shall not apply to the acquisition of Target Assets (whether acquired in one or more related or unrelated transactions) to the extent that the aggregate purchase price of such Target Assets does not exceed $2,000,000.

          "Permitted Acquisition Commitment" means, (a) as to any Lender, the obligation of such Lender to make Permitted Acquisition Loans to the Borrower hereunder in an aggregate principal amount at any time outstanding not to exceed the amount so designated opposite such Lender's name on Schedule 1.01A hereto,
                                                        --------------
as the same may be reduced or modified at any time or from time to time pursuant to the terms hereof, and (b) as to all Lenders, the aggregate commitment of all Lenders to make Permitted Acquisition Loans, as such amount may be reduced at any time from time to time pursuant to the terms hereof. The Permitted Acquisition Commitment of all Lenders on the Closing Date shall be Seventy-Five Million Dollars ($75,000,000).

     "Permitted Acquisition Facility" means the loan facility established pursuant to Section 2.03.
            ------------

     "Permitted Acquisition Loan" means any of the loans made by the Lenders to the Borrower pursuant to Section 2.03 and all such loans collectively as the
                         ------------
context requires.

     "Permitted Acquisition Notes" means the separate Permitted Acquisition Notes made by the Borrower, payable to the order of each Lender, substantially in the form of Exhibit A-1 hereto, evidencing the Permitted Acquisition
               -----------
Facility, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part. "Permitted Acquisition Note" means any of such Permitted Acquisition Notes.

     "Permitted Debt" means any of the following:

          (1) Debt under this Agreement (including, Guaranties of Debt under this Agreement) and Debt under the Existing Credit Agreement on or prior to the Closing Date;

          (2) Debt in an aggregate principal amount not to exceed $2,000,000 at any time outstanding which is subordinated to the Obligations pursuant to the terms of a subordination agreement satisfactory to the Administrative Agent and the Required Lenders in their sole discretion;

          (3) Debt of the Borrower or any Subsidiary Guarantor to any other Subsidiary Guarantor;

          (4) Debt, other than Debt described in subparts (1) through (3) above and subpart (6) below, provided that the aggregate outstanding principal amount of such Debt (with respect to all Credit Parties) does not exceed $5,000,000 at any time;

          (5) Debt of the type described in clause (i) of the definition "Debt" provided such Debt is incurred in connection with interest rate protection agreements (including, Hedging Agreements) covering the floating rate portion of the Obligations under this Agreement;

          (6)  Other Debt in existence on the Closing Date and set forth on
     Schedule 10.02 hereto;
     --------------

          (7) Permitted Private Placement Debt and Guaranties of Permitted Placement Debt; and

          (8) Other Debt approved in advance by the Administrative Agent and the Required Lenders in writing.

     "Permitted Liens" means any of the following:

          (1) Liens for taxes, assessments or governmental charges not delinquent or being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on the Borrower's books;

          (2) Liens arising out of deposits in connection with workers' compensation, unemployment insurance, old age pensions or other social security or retirement benefits legislation;

          (3) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, and other obligations of like nature arising in the ordinary course of the Borrower's business;

          (4) Liens imposed by law, such as mechanics', workers', materialmen's, carriers' or other like liens (excluding, however, any statutory or other Lien in favor of a landlord under a written or oral lease) arising in the ordinary course of the Borrower's business which secure the payment of obligations which are not past due or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on the Borrower's books;

          (5) rights of way, zoning restrictions, easements and similar encumbrances affecting the Borrower's real property which do not materially interfere with the use of such property;

          (6) Liens in favor of the Administrative Agent (or the Collateral Agent);

          (7) Liens in favor of the Collateral Agent securing Permitted Private Placement Debt, (i) which are pari passu with the Liens in favor of the Administrative Agent securing the Obligations, and (ii) which are subject to the Intercreditor Agreement; and

          (8) purchase money security interests for the purchase of equipment to be used in the Borrower's business, encumbering only the equipment so purchased, and which secures only the purchase-money Debt incurred to acquire the equipment so purchased and which Debt qualifies as Permitted Debt.

     "Permitted Private Placement Debt" means obligations of the Borrower to lenders or other Persons pursuant to a private placement; provided, (i) the
                                                          --------
principal amount of such obligations does not exceed $100,000,000; (ii) such obligations are not secured by any other assets (real or personal) of any Person not securing the Obligations; (iii) such obligations are not guaranteed by any Person other than Persons guaranteeing the Obligations; (iv) such Obligations shall not require or permit any principal payments to be made on or prior to December 31, 2004 and (v) such obligations are subject to the Intercreditor Agreement.

     "Person" means an individual, corporation, limited liability company, partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

     "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) maintained for employees of the Borrower.

     "Plan of Merger" means the series of transactions pursuant to which the IPC Acquisition shall be consummated, as described in detail on Schedule 1.01C
                                                            --------------
hereto.

     "Pledge Agreements" means, collectively, (i) the Borrower Pledge Agreement,
(ii) the Inergy, L.P. Pledge Agreement and (iii) any other pledge agreement entered into thereafter from any other Person holding an equity or other interest in any of the Credit Parties (other than Inergy, L.P.), any Target or any other direct or indirect Subsidiary of the Borrower, as pledgor, to the Administrative Agent, as pledgee, securing all or any part of the Obligations or the payment and performance of all or any portion of the obligations under the applicable Guaranty Agreements, each in substantially the form of Exhibit K
                                                                  ---------
hereto.

     "Post-Closing Agreement" has the meaning assigned thereto in Section
                                                                  -------
5.02(a)(xiv).
------------

     "Prime Rate" means, at any time, the rate of interest per annum publicly announced from time to time by First Union as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by First Union as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

     "Register" has the meaning assigned thereto in Section 13.10(d).
                                                    ---------------

     "Reimbursement Obligation" means the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.05 for amounts drawn under
                                         ------------
Letters of Credit.

     "Required Lenders" means, at any date, any combination of Lenders whose Commitments aggregate at least sixty-six and two-thirds percent (66-2/3%) of the Aggregate Commitment or, if the Credit Facilities have been terminated pursuant to the terms hereof, the Administrative Agent and any combination of Lenders holding at least sixty-six and two-thirds percent (66-2/3%) of the aggregate Extensions of Credit.

     "Risk Management Policy" means that certain trading and risk management policy of the Borrower and its Subsidiaries, as approved by the Administrative Agent prior to the Closing Date.

     "Second Amended and Restated Credit Agreement" has the meaning set forth in the recitals to this Agreement.

     "Security Agreements" means, collectively, (i) each of the Subsidiary Security Agreements, (ii) the Borrower Security Agreement, and (iii) all other security agreements executed by the Borrower or any of its Subsidiaries in favor of the Administrative Agent in connection with Permitted Acquisitions or pursuant to Section 10.03(b), each in substantially the form of Exhibit J
            ----------------                                    ---------
hereto.

     "Solvent" means, with respect to any Person, that such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

     "Subsidiary" means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding Capital Stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity is at the time, directly or indirectly, owned by or the management is otherwise controlled by such Person (irrespective of whether, at the time, Capital Stock or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified references to "Subsidiary" or "Subsidiaries" herein shall refer to those of the Borrower.

     "Subsidiary Guaranty Agreements" means, collectively, (i) each Second Amended and Restated Guaranty executed by L & L Transportation, and Inergy Transportation, respectively, in favor of the Administrative Agent, dated the Closing Date, (ii) the Amended and Restated Guaranty executed by Inergy Sales in favor of Administrative Agent, dated the Closing Date, and (iii) any amendments, renewals, restatements, replacements, consolidations or other modifications thereof from time to time.

     "Subsidiary Guarantor" means, collectively, (i) L & L Transportation, Inergy Transportation and Inergy Sales, and (ii) any Target that executes and delivers a guaranty pursuant to clause (5)(ii) of the definition of "Permitted Acquisition".

     "Subsidiary Security Agreements" means, collectively, (i) each Second Amended and Restated Security Agreement from L & L Transportation and Inergy Transportation, respectively, as debtor, to the Administrative Agent, as secured party, dated the Closing Date, pursuant to which the Administrative Agent is granted a Lien, as security for the payment and performance of all obligations under the applicable Subsidiary Guaranty Agreement, on all of L & L Transportation's or Inergy Transportation's, as applicable, existing and future assets; (ii) the Amended and Restated Security Agreement from Inergy Sales, as debtor, to the Administrative Agent, as secured party, dated the Closing Date, pursuant to which the Administrative Agent is granted a Lien, as security for the payment and performance of all obligations under the applicable Subsidiary Guaranty Agreement, on all of Inergy Sale's existing and future assets; and
(iii) any amendments, renewals, restatements, replacements, consolidations or other modifications thereof from time to time.

     "Swap Counterparty" as used in the Credit Documents means the Administrative Agent, any Lender or any Affiliate thereof party to a Hedging Agreement with the Borrower.

     "Swingline Commitment" means Five Million Dollars ($5,000,000).

     "Swingline Facility" means the swingline facility established pursuant to
Section 2.02.
------------

     "Swingline Lender" means First Union, in its capacity as swingline lender hereunder.

     "Swingline Loan" means the swingline loans made by the Swingline Lender to the Borrower pursuant to Section 2.02, and all such loans collectively as the
                         ------------
context requires.

     "Swingline Note" means the Swingline Note made by the Borrower payable to the order of the Swingline Lender, substantially in the form of Exhibit A-4
                                                                -----------
hereto, evidencing the Swingline Loans, and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

     "Swingline Termination Date" means the earlier to occur of (a) the resignation of First Union as Administrative Agent in accordance with Section
                                                                      -------
12.09 and (b) the Termination Date.
-----

     "Taxes" has the meaning assigned thereto in Section 4.16(a).
                                                 ---------------

     "Termination Date" means the earliest of (a) December ___, 2004, (b) the date of termination by the Borrower of the Commitments in full pursuant to
Section 4.04(a), and (c) the date of termination of the Credit Facilities
---------------
pursuant to Section 11.02(a).
            ---------------

     "Total Funded Debt" means, with respect to the Borrower and its Consolidated Subsidiaries, at any time, the total amount of Debt at such time, whether such Debt is matured, unmatured, absolute, contingent or otherwise.

     "UCC" means the Uniform Commercial Code as in effect in the State where the applicable Collateral is located, as amended or modified from time to time.

     "Uniform Customs" means the Uniform Customs and Practice for Documentary Credits (1994 Revision), effective January, 1994, International Chamber of Commerce Publication No. 500.

     "United States" means the United States of America.

     "Unused Line Fee" has the meaning set forth in Section 4.08(a).
                                                    ---------------

     "Working Capital Commitment" means (a) as to any Lender, the obligation of such Lender to make Working Capital Loans to the Borrower hereunder in an aggregate principal amount at any time outstanding not to exceed the amount so designated opposite such Lender's name on Schedule 1.01A hereto, as the same may
                                          --------------
be reduced or modified at any time or from time to time pursuant to the terms hereof and (b) as to all Lenders, the aggregate commitment of all Lenders to make Working Capital Loans, as such amount may be increased or reduced at any time or from time to time pursuant to the terms hereof. The Working Capital Commitment of all Lenders on the Closing Date shall be Fifty Million Dollars ($50,000,000).

     "Working Capital Facility" means the loan facility established pursuant to
Section 2.01.
------------

     "Working Capital Loan" means any of the Working Capital Loans made by the Lenders to the Borrower pursuant to Section 2.01 and all such loans collectively
                                    ------------
as the context requires.

     "Working Capital Notes" means the collective reference to the Working Capital Notes made by the Borrower payable to the order of each Lender, substantially in the form of Exhibit A-2 hereto, evidencing the Working Capital
                             -----------
Facility, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part. "Working Capital Note" means any of such Working Capital Notes.

     SECTION 1.02.  Other Definitions and Provisions.
                    --------------------------------

     (a)  Use of Capitalized Terms.  Unless otherwise defined therein, all
          ------------------------
capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement, the Notes and the other Credit Documents or any certificate, report or other document made or delivered pursuant to this Agreement.

     (b)  Miscellaneous.  Unless otherwise specified, a reference in this
          -------------
Agreement to a particular section, subsection, Schedule or Exhibit is a reference to that section, subsection,

Schedule or Exhibit of this Agreement. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. Any reference herein to "Charlotte time" shall refer to the applicable time of day in Charlotte, North Carolina. This Agreement shall be construed without regard to any presumption or rule requiring construction against the party causing such instrument or any portion thereof to be drafted.

                                  ARTICLE II

                             THE CREDIT FACILITIES

     SECTION 2.01.  Working Capital Loans.
                    ---------------------

     Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make Working Capital Loans to the Borrower from time to time from the Closing Date to, but not including, the Termination Date as requested by the Borrower in accordance with the terms of Section 4.01; provided, that (i) the
                                         ------------  --------
aggregate principal amount of all outstanding Working Capital Loans (after giving effect to any amount requested and the application of the proceeds thereof) shall not exceed the Working Capital Commitment less the sum of all
                                                          ----
outstanding Swingline Loans and L/C Obligations; (ii) the aggregate principal amount of all outstanding Working Capital Loans (after giving effect to any amount requested) shall not exceed the Borrowing Base less the sum of all
                                                      ----
outstanding Swingline Loans and L/C Obligations; (iii) the principal amount of outstanding Working Capital Loans from any Lender to the Borrower shall not at any time exceed such Lender's Working Capital Commitment less such Lender's
                                                          ----
Commitment Percentage of L/C Obligations and outstanding Swingline Loans; and
(iv) the principal amount of all Lenders' Extensions of Credit (after giving effect to any amount requested and the application of the proceeds thereof) shall not at any time exceed the Aggregate Commitment. Each Working Capital Loan by a Lender shall be in a principal amount equal to such Lender's Commitment Percentage of the aggregate principal amount of Working Capital Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Working Capital Loans.

     SECTION 2.02.  Swingline Loans.
                    ---------------

     (a)  Availability.  Subject to the terms and conditions of this Agreement,
          ------------
the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time from the Closing Date through, but not including, the Swingline Termination Date; provided, that the aggregate principal amount of all outstanding Swingline
      --------
Loans (after giving effect to any amount requested and the application of the proceeds thereof), shall not exceed the lesser of (i) the Working Capital Commitment less the sum of all outstanding Working Capital Loans and L/C
           ----
Obligations, (ii) the Borrowing Base less the sum of all outstanding Working
                                     ----
Capital Loans and L/C Obligations and (iii) the Swingline Commitment. Each Lender acknowledges that the aggregate principal amount of all outstanding Swingline Loans made by the Swingline Lender, when taken together with the aggregate principal amount of all outstanding Working Capital Loans made by the Swingline Lender, may exceed the Swingline Lender's Working Capital Commitment. Upon and during the continuance of a Default or an Event of Default, the Borrower shall no longer have the option of requesting Swingline Loans.

     (b)  Refunding.
          ---------

          (i) Swingline Loans shall be reimbursed fully by the Lenders on demand by the Swingline Lender. Such reimbursements shall be made by the Lenders in accordance with their respective Commitment Percentages and shall thereafter be reflected as Working Capital Loans of the Lenders on the books and records of the Administrative Agent; provided that no Lender shall be required to reimburse any Swingline Loan if, after giving effect to such reimbursement, the aggregate principal amount of such Lender's Working Capital Loans outstanding would exceed such Lender's Working Capital Commitment. Each Lender shall fund its respective Commitment Percentage of Working Capital Loans as required to repay Swingline Loans outstanding to the Swingline Lender upon demand by the Swingline Lender but in no event later than 2:00 p.m. (Charlotte time) on the next succeeding Business Day after such demand is made. No Lender's obligation to fund its respective Commitment Percentage of a Swingline Loan shall be affected by any other Lender's failure to fund its Commitment Percentage of a Swingline Loan, nor shall any Lender's Commitment Percentage be increased as a result of any such failure of any other Lender to fund its Commitment Percentage of a Swingline Loan.

          (ii) The Borrower shall pay to the Swingline Lender on demand the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. In addition, the Borrower hereby authorizes the Administrative Agent to charge any account maintained by the Borrower or any Subsidiary of the Borrower with the Swingline Lender (up to the amount available therein) in order to immediately pay the Swingline Lender the amount of such Swingline Loans to the extent amounts received from the Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. If any portion of any such amount paid to the Swingline Lender shall be recovered by or on behalf of the Borrower from the Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Lenders in accordance with their respective Commitment Percentages.

          (iii) Each Lender acknowledges and agrees that its obligation to refund Swingline Loans in accordance with the terms of this
                Section 2.02 is absolute and unconditional and shall not be
                ------------
                affected by any circumstance whatsoever, including, without limitation, the existence of a Default or an

                Event of Default other than a Default or Event of Default that the Swingline Lender had actual knowledge of at the time such Swingline Loan was made. Further, each Lender agrees and acknowledges that if prior to the refunding of any outstanding Swingline Loans pursuant to this Section 2.02, one of the events
                                                 ------------
                described in Section 11.01(h) or (i) shall have occurred, each
                             ----------------    ---
                Lender will, on the next Business Day, purchase an undivided participating interest in the Swingline Loan in an amount equal to its Commitment Percentage of the aggregate amount of such Swingline Loan. Each Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swingline Lender will deliver to such Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the Swingline Lender has received from any Lender such Lender's participating interest in a Swingline Loan, the Swingline Lender receives any payment on account thereof, the Swingline Lender will distribute to such Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded).

     SECTION 2.03.  Permitted Acquisition Loans.
                    ---------------------------

     Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make Permitted Acquisition Loans to the Borrower from time to time from the Closing Date to, but not including, the Termination Date, as requested by the Borrower in accordance with the terms of Section 4.01(a); provided, that
                                                ---------------  --------
(i) the aggregate principal amount of all outstanding Permitted Acquisition Loans (after giving effect to any amount requested) shall not exceed the Permitted Acquisition Commitment, (ii) the principal amount of outstanding Permitted Acquisition Loans from any Lender to the Borrower shall not at any time exceed such Lender's Permitted Acquisition Commitment, and (iii) the aggregate principal amount of all Lenders' Extensions of Credit shall not at any time exceed the Aggregate Commitment. Each Permitted Acquisition Loan by a Lender shall be in a principal amount equal to such Lender's Commitment Percentage of the aggregate principal amount of Permitted Acquisition Loans requested or required on such occasion. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Permitted Acquisition Loans hereunder.

     SECTION 2.04.  IPC Acquisition Loan.
                    --------------------

Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties set forth herein, each Lender severally agrees to make the IPC Acquisition Loan to the Borrower on the Closing Date, as requested by the Borrower in accordance with the terms of Section 4.01(a); provided, that
                                                ---------------  --------
(i) the aggregate principal amount of the IPC Acquisition Loan (after giving effect to any amount requested) shall not exceed the IPC Acquisition Commitment,
(ii) the principal amount of the IPC Acquisition Loan from any Lender to the Borrower shall not at any time exceed such Lender's IPC Acquisition Commitment, and (iii) the aggregate principal amount of all Lenders' Extensions of Credit shall not exceed the Aggregate Commitment. The

IPC Acquisition Loan by each Lender shall be in a principal amount equal to such Lender's Commitment Percentage of the principal amount of the IPC Acquisition Loan requested as of the Closing Date. The IPC Acquisition Loan, if repaid or prepaid, may not be reborrowed.

                                  ARTICLE III

                           LETTER OF CREDIT FACILITY

     SECTION 3.01.  L/C Commitment.
                    --------------

     (a) Subject to the terms and conditions of this Agreement, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.04(a), agrees to issue standby letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day from the Closing Date to, but not including, the date that is ninety (90) days prior to the Termination Date in such form as may be approved from time to time by the Issuing Lender; provided, that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate principal amount of outstanding Working Capital Loans, plus the aggregate principal amount of outstanding Swingline Loans, plus the aggregate amount of L/C Obligations would exceed the lesser of
(1) the Working Capital Commitment and (2) the Borrowing Base.

     (b) Each Letter of Credit shall (i) be denominated in Dollars in a minimum amount of $100,000, (ii) be a standby letter of credit issued to support obligations of the Borrower or any of its Subsidiaries, contingent or otherwise, incurred in the ordinary course of business, (iii) expire on a date not later than the Termination Date and that is otherwise satisfactory to the Issuing Lender and (iv) be subject to the Uniform Customs and/or ISP 98, as set forth in the Application or as determined by the Issuing Lender and, to the extent not inconsistent therewith, the laws of the State of Missouri. The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any Applicable Law. References herein to "issue" and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any existing Letters of Credit, unless the context otherwise requires.

     (c) For purposes of this Agreement, the Existing Letters of Credit set forth on Schedule 3.01 hereto shall be deemed issued under this Agreement and
         -------------
shall constitute Letters of Credit for all purposes under this Agreement. Upon the initial expiration of each Existing Letter of Credit, the Borrower shall terminate and cancel each such Existing Letter of Credit and request a new Letter of Credit to be issued in replacement thereof.

     SECTION 3.02.  Procedure for Issuance of Letters of Credit.
                    -------------------------------------------

     The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at the Administrative Agent's Office an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender shall process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.01 and Article V, promptly issue the Letter of Credit
           ------------
requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than two (2) Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower. The Issuing Lender shall promptly furnish to the Borrower a copy of such Letter of Credit and promptly notify each Lender of the issuance and upon request by any Lender, furnish to such Lender a copy of such Letter of Credit and the amount of such Lender's L/C Participation therein.

     SECTION 3.03.  Commissions and Other Charges.
                    -----------------------------

     (a) The Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit commission with respect to each Letter of Credit in an amount equal to the product of (i) the average daily maximum amount available to be drawn during the relevant quarter under such Letter of Credit and (ii) 1.50% (determined on a per annum basis). Such commission shall be payable quarterly in arrears on the last Business Day of each calendar quarter and on the Termination Date. The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C Participants all commissions received pursuant to this Section
                                                                   -------
3.03(a) in accordance with their respective Commitment Percentages.
-------

     (b) In addition to the foregoing commission, the Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender, a fronting fee with respect to each Letter of Credit issued on or after the Closing Date in an amount equal to the product of (i) the face amount of such Letter of Credit and
(ii) one quarter of one percent (0.25%). Such fronting fee shall be payable in arrears on the last Business Day of each calendar quarter for each day such Letter of Credit is issued and outstanding.

     (c) In addition to the foregoing fees and commissions, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

     SECTION 3.04.  L/C Participations.
                    ------------------

     (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage in the Issuing Lender's obligations and rights under and in respect of each Letter of Credit issued (or deemed issued) hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower through a Working Capital Loan or otherwise in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

     (b) Upon becoming aware of any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.04(a) in respect of any
                                              ---------------
unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit, the Issuing Lender shall notify each L/C Participant of the amount and due date of such required payment and such L/C Participant shall pay to the Issuing Lender the amount specified on the applicable due date. If any such amount is paid to the Issuing Lender after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand, in addition to such amount, the product of (i) such amount, times (ii) the daily average Federal
                                        -----
Funds Rate (or Base Rate, if such amount is not paid within three Business Days of demand) as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the
                                             -----
numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of the Issuing Lender with respect to any amounts owing under this Section 3.04(b) shall be conclusive in the absence
                             ---------------
of manifest error. With respect to payment to the Issuing Lender of the unreimbursed amounts described in this Section 3.04(b), if the L/C Participants
                                       --------------
receive notice that any such payment is due (A) prior to 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due on the following Business Day.

     (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its Commitment Percentage of such payment in accordance with this Section 3.04, the Issuing
                                                   ------------
Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise) or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share
                                                               --- ----
thereof; provided, that in the event that any such payment received by the
         --------
Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

     SECTION 3.05.  Reimbursement Obligation of the Borrower.
                    ----------------------------------------

     In the event of any drawing under any Letter of Credit, the Borrower agrees to reimburse (either with the proceeds of a Working Capital Loan as provided for in this Section 3.05 or with funds from other sources), in same day funds, the
        ------------
Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft paid under any Letter of Credit for the amount of
(a) such draft so paid and (b) any amounts referred to in Section 3.03(c)
                                                          ---------------
incurred by the Issuing Lender in connection with such payment. Unless the Borrower shall immediately notify the Issuing Lender that the Borrower intends to reimburse the Issuing Lender for such drawing from other sources or funds, the Borrower shall be deemed to have timely given a Notice of Borrowing to the Administrative Agent requesting that the Lenders make a Working Capital Loan bearing interest at the Base Rate on such date in the amount of (a) such draft so paid and (b) any amounts referred to in Section 3.03(c) incurred by the
                                                 ---------------
Issuing Lender in connection with such payment, and the Lenders shall make a Working Capital Loan bearing interest at the Base Rate in such amount, the proceeds of which shall be applied to reimburse the Issuing Lender for the amount of the related drawing and costs and expenses. Each Lender acknowledges and agrees that its obligation to fund a Working Capital Loan in accordance with this Section 3.05 to reimburse the Issuing Lender for any draft paid under a
     ------------
Letter of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the existence of a Default or an Event of Default other than a Default or Event of Default that the Issuing Bank had actual knowledge of at the time of the issuance of such Letter of Credit. If the Borrower has elected to pay the amount of such drawing with funds from other sources and shall fail to reimburse the Issuing Lender as provided above, the unreimbursed amount of such drawing shall bear interest in the rate which would be payable on any outstanding Base Rate Loans which were then overdue from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full.

     SECTION 3.06.  Obligations Absolute.
                    --------------------

     The Borrower's obligations under this Article III (including without limitation the Reimbursement Obligation) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender or any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees that the Issuing Lender and the L/C Participants shall not be responsible for, and the Borrower's reimbursement obligation under Section
                                                                      -------
3.05 shall not be affected by, among other things, the validity or genuineness
----
of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct. The Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in ISP 98 or the Uniform Customs, as the case may be, and, to the extent not inconsistent therewith, the UCC, shall be binding on the Borrower and shall not result in any liability of the Issuing Lender or any L/C Participant to the Borrower.

                                  ARTICLE IV

                            GENERAL LOAN PROVISIONS

     SECTION 4.01.  Procedure for Advances of Loans.
                    -------------------------------

      (a)   Requests for Borrowing.  The Borrower shall give the Administrative
            ----------------------
Agent irrevocable prior written notice in the form attached hereto as Exhibit B
                                                                      ---------
(a "Notice of Borrowing") not later than 11:00 a.m. (Charlotte time) (i) on the same Business Day for each Base Rate Loan and each Swingline Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be (x) with respect to each LIBOR Rate Loan, in a principal amount of $2,000,000 or a whole multiple of $500,000 in excess thereof, (y) with respect to each Base Rate Loan, in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof, and (z) with respect to each Swingline Loan, in a principal amount of $250,000 or a whole multiple of $50,000 in excess thereof, (C) whether such Loan is to be a Working Capital Loan, Swingline Loan, Permitted Acquisition Loan or IPC Acquisition Loan, (D) in the case of a Working Capital Loan, Permitted Acquisition Loan or IPC Acquisition Loan, whether such Loan is to be a LIBOR Rate Loan or Base Rate Loan, and (E) in the case of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto. A Notice of Borrowing received after 11:00 a.m. (Charlotte time) shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Lenders of each Notice of Borrowing.

      (b)   Disbursement of Loans.  Not later than 2:00 p.m. (Charlotte time) on
            ---------------------
the proposed borrowing date, (i) each Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, as applicable, (A) such Lender's Commitment Percentage of the Working Capital Loans to be made on such borrowing date, (B) such Lender's Commitment Percentage of the Permitted Acquisition Loans to be made on such borrowing date, and (C) such Lender's Commitment Percentage of the IPC Acquisition Loan to be made on such borrowing date, and (ii) the Swingline Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, the Swingline Loans to be made to the Borrower on such borrowing date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section 4.01 in
                                                      ------------
immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrower identified in the most recent notice substantially in the form of Exhibit C hereto (a "Notice of Account Designation") delivered by
            ---------
the Borrower to the Administrative Agent or such other account as may be otherwise agreed upon by the Borrower and the Administrative Agent from time to time. Subject to Section 4.12, the Administrative Agent shall not be obligated
                 ------------
to disburse the portion of the proceeds of any Working Capital Loan, Permitted Acquisition Loan, IPC Acquisition Loan or Swingline Loan requested pursuant to this Section 4.01 to the extent that any Lender (or the Swingline Lender, in the
     ------------
case of Swingline Loans) has not made available to the Administrative Agent its applicable Commitment Percentage of such Loan. Working Capital Loans to be made for the purpose of refunding Swingline Loans shall be made by the Lenders as provided in Section 2.02(b).
            ---------------

     SECTION 4.02.  Repayment of Loans.
                    ------------------

      (a)  Repayment on Termination Date.  On the Termination Date, the Borrower
           -----------------------------
shall repay the outstanding principal amount of (i) all Working Capital Loans, Permitted Acquisition Loans and Reimbursement Obligations in full, (ii) to the extent the IPC Acquisition Facility Termination Date has not occurred, the IPC Acquisition Loan in full, and (iii) to the extent the Swingline Termination Date has not occurred, all Swingline Loans in full, together, in each case, with all accrued but unpaid interest thereon.

      (b)  Clean-Down Period.  Notwithstanding anything to the contrary in this
           ------------------
Agreement and commencing with the Fiscal Year beginning October 1, 2001, the Borrower must reduce to and/or maintain at $4,000,000 or less, as the case may be, the aggregate outstanding principal balance of all Working Capital Loans and Swingline Loans for a period of not less than thirty (30) consecutive days during each Clean Down Period.

      (c)  Mandatory Repayment of Working Capital Loans.  If at any time the
           --------------------------------------------
outstanding principal amount of all Working Capital Loans plus the sum of all
                                                          ----
outstanding Swingline Loans and L/C Obligations, as of such date exceeds the lesser of (i) Working Capital Commitment and (ii) the Borrowing Base, the Borrower shall repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Lenders, the aggregate outstanding Working Capital Loans, Swingline Loans and L/C Obligations in an amount equal to such excess with each such repayment applied first to the
                                                                   -----
principal amount of outstanding Swingline Loans, second to the principal amount
                                                 ------
of outstanding Working Capital Loans and third, with respect to any Letters of
                                         -----
Credit then outstanding, a payment of cash collateral into a cash collateral account opened by the Borrower with the Administrative Agent, for the benefit of the Lenders (such cash collateral to be applied in accordance with Section
                                                                   -------
11.02(b)). Each such repayment shall be accompanied by any amount required to be
--------
paid pursuant to Section 4.14.
                 ------------

      (d)  Mandatory Repayment of Permitted Acquisition Loans.  If at any time
           --------------------------------------------------
the outstanding principal amount of all Permitted Acquisition Loans exceeds the Permitted Acquisition Commitment, the Borrower shall repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Lenders, the Permitted Acquisition Loans in an amount equal to such excess. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.14.
                       ------------

     (e)   Mandatory Repayment of IPC Acquisition Loan.  If at any time the
           -------------------------------------------
outstanding principal amount of the IPC Acquisition Loan exceeds the IPC Acquisition Commitment, the Borrower shall repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Lenders, the IPC Acquisition Loan in an amount equal to such excess. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.14.
   ------------

     (f)   Asset Dispositions.  If the Borrower or any of its Subsidiaries sells
           ------------------
or otherwise disposes of any assets (other than the sale of inventory and motor vehicles in the ordinary course of the Borrower's business), or if any Collateral or other assets of the Borrower or its Subsidiaries is taken by condemnation or other governmental taking, then in each case the

Borrower shall pay to the Administrative Agent for the account of the Lenders unless otherwise agreed by the Required Lenders, as a mandatory prepayment of the Loans (in the manner set forth below), a sum equal to the net proceeds received by the Borrower or Subsidiary from such sale or condemnation; provided,
                                                                       --------
however, that (i) the Borrower shall not be obligated to remit the first
-------
$1,000,000 of any such proceeds received in any Fiscal Year, and (ii) the Borrower shall not be obligated to remit any such proceeds to the Administrative Agent if, prior to such sale or condemnation, the Borrower gives the Administrative Agent written notice that the Borrower intends to use such proceeds to purchase replacement assets of a similar type within sixty (60) days thereafter (such notice to specify in reasonable detail the nature and specifics of such replacement purchase) and such proceeds are in fact used within such time period to purchase such replacement assets.

     (g)  Issuance of Debt or Equity.  If the Borrower, any of its Subsidiaries
          --------------------------
or any special purpose financing vehicle established by any of them (i) incurs any Debt (other than (1) refinancing Debt existing on the Closing Date in an amount not to exceed such existing Debt, and (2) Debt that complies with the requirements of subparts (2) or (4) of the definition of "Permitted Debt"), including Private Placement Debt, or (ii) issues any Capital Stock, after the Closing Date, then, in any such case, the Borrower shall pay to the Administrative Agent for the account of the Lenders, unless otherwise agreed by the Required Lenders, as a mandatory prepayment of the Loans (in the manner set forth below), a sum equal to the net cash proceeds received by the Borrower therefrom.

     (h)  Order of Application of Mandatory Prepayments.  Any prepayment
          ---------------------------------------------
pursuant to Sections 4.02(f) or (g) shall be applied first to permanently
                     -------    ---
reduce the outstanding principal balance of the IPC Acquisition Loan, and, upon payment in full thereof, then to the outstanding principal balance of the Permitted Acquisition Loans, and, upon payment in full thereof, then to the outstanding principal balance of the Swingline Loans, and upon payment in full thereof, then to the outstanding principal balance of the Working Capital Loans. Each such prepayment shall be accompanied by any amount required to be paid pursuant to Section 4.14.
            ------------

     (i)  Voluntary Prepayments.  The Borrower shall have the right, without
          ---------------------
penalty or premium, to prepay the Working Capital Loans, the Permitted Acquisition Loans, the IPC Acquisition Loan and the Swingline Loans, in whole or in part, at any time and from time to time after the Closing Date, subject, however, to the following terms and conditions: (1) the Borrower shall give the Administrative Agent (x) at least three (3) Business Days prior written notice of its intent to prepay any LIBOR Loan and (y) written notice prior to 11:00 a.m. on the date of the proposed prepayment of its intent to prepay any Base Rate Loan or Swing Line Loan; (2) such notice shall specify the amount of the Loan to be prepaid, the type of Loan to be prepaid, and in the case of LIBOR Loans, the specific LIBOR Loans to which such prepayment is to apply; (3) each prepayment of a LIBOR Loan shall be in an amount of not less than $2,000,000 and be a whole multiple of $500,000 (unless the outstanding principal balance of such Loan is less than $2,000,000, in which event such prepayment shall be an amount equal to such outstanding principal balance); (4) each prepayment of a Base Rate Loan shall be in an amount of not less than $1,000,000 and be a whole multiple of $100,000 (unless the outstanding principal balance of such Base Rate Loan is less then $1,000,000, in which event such prepayment shall be an amount equal to such outstanding principal balance; and (5) each prepayment of a Swing Line Loan shall be an amount of not less than $250,000 and a whole multiple of $50,000 (unless the outstanding principal balance of such Swing Line Loan is less than $250,000, in which event such prepayment shall be an amount equal to such outstanding principal balance). Each such prepayment shall be accompanied by any amount required to be paid pursuant to Section 4.14.
                                                          ------------

     SECTION 4.03.  Notes.
                    -----

      (a)  Working Capital Notes.  Each Lender's Working Capital Loans and the
           ---------------------
obligation of the Borrower to repay such Working Capital Loans shall be evidenced by a separate Working Capital Note executed by the Borrower payable to the order of such Lender representing the Borrower's obligation to pay such Lender's Working Capital Commitment or, if less, the aggregate unpaid principal amount of all Working Capital Loans made and to be made by such Lender to the Borrower hereunder, plus interest and all other fees, charges and other amounts due thereon. Each Working Capital Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 4.06.
                            ------------

      (b)  Permitted Acquisition Notes.  Each Lender's Permitted Acquisition
           ---------------------------
Loans and the obligation of the Borrower to repay such Permitted Acquisition Loans shall be evidenced by a Permitted Acquisition Note executed by the Borrower payable to the order of such Lender representing the Borrower's obligation to pay such Lender's Permitted Acquisition Commitment or, if less, the aggregate unpaid principal amount of all Permitted Acquisition Loans made and to be made by such Lender to the Borrower hereunder, plus interest and all other fees, charges and other amounts due thereon. Each Permitted Acquisition Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in
Section 4.06.
------------

      (c)  IPC Acquisition Notes.  Each Lender's IPC Acquisition Loan and the
           ---------------------
obligation of the Borrower to repay such IPC Acquisition Loan shall be evidenced by an IPC Acquisition Note executed by the Borrower payable to the order of such Lender representing the Borrower's obligation to pay such Lender's IPC Acquisition Commitment or, if less, the unpaid principal amount of the Permitted Acquisition Loan made by such Lender to the Borrower hereunder, plus interest and all other fees, charges and other amounts due thereon. Each IPC Acquisition Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in
Section 4.06.
------------

      (d)  Swingline Note.  The Swingline Loans and the obligation of the
           --------------
Borrower to repay such Swingline Loans shall be evidenced by the Swingline Note executed by the Borrower payable to the order of the Swingline Lender representing the Borrower's obligation to pay the Swingline Lender the aggregate unpaid principal amount of all Swingline Loans made and to be made by the Swingline Lender to the Borrower hereunder, plus interest and all other fees, charges and other amounts due thereon. The Swingline Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate specified in Section 4.06.
                                          ------------

     SECTION 4.04.  Permanent Reduction of the Commitments.
                    --------------------------------------

      (a)  Voluntary Reduction.  The Borrower shall have the right, without
           -------------------
penalty or premium, to permanently reduce all or a portion of the Working Capital Commitment, the Permitted Acquisition Commitment or the IPC Acquisition Commitment, at any time and from time to time after the Closing Date, subject, however, to the following terms and conditions: (1) the Borrower shall give the Administrative Agent at least three (3) Business Day prior written notice of its intent to reduce the Working Capital Commitment, the Permitted Acquisition Commitment or the IPC Acquisition Commitment, as applicable, and (2) each reduction shall be in an aggregate principal amount not less than $1,000,000 or any whole multiple of $500,000 in excess thereof.

      (b)  No Mandatory Reduction of Working Capital Commitment or Permitted
           -----------------------------------------------------------------
Acquisition Commitment.  Any mandatory prepayment of a Working Capital Loan
----------------------
required to be made pursuant to Section 4.02 shall not cause the Working Capital
                                ------------
Commitment to be reduced. Any mandatory prepayment of a Permitted Acquisition Loan required to be made pursuant to Section 4.02 shall not cause the Permitted
                                     ------------
Acquisition Commitment to be reduced.

      (c)  Mandatory Reduction of IPC Acquisition Commitment.  Any mandatory
           -------------------------------------------------
prepayment of the IPC Acquisition Loan required to be made pursuant to Section
                                                                       -------
4.02 shall cause the IPC Acquisition Commitment to be permanently reduced.
----

      (d)  Repayment of Excess Loans.  Each permanent reduction permitted
           -------------------------
pursuant to Section 4.04(a), with respect to outstanding Working Capital Loans,
            ---------------
Swingline Loans and L/C Obligations, shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Working Capital Loans and Swingline Loans, of the Lenders to the Working Capital Commitment as so reduced. If the Working Capital Commitment as so reduced (and after the application of the payment in the preceding sentence) is less than the aggregate amount of all outstanding L/C Obligations, the Borrower shall be required to deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such L/C Obligations. Each permanent reduction permitted pursuant to Section 4.04(a),
                                                            ---------------
with respect to Permitted Acquisition Loans or the IPC Acquisition Loan, shall be accompanied by a payment of principal sufficient to reduce the aggregate outstanding Permitted Acquisition Loans or the IPC Acquisition Loan, to the Permitted Acquisition Commitment or the IPC Acquisition Commitment, as applicable, as so reduced. If the reduction of the Working Capital Commitment, the Permitted Acquisition Commitment or the IPC Acquisition Commitment, as applicable, requires the repayment of any LIBOR Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.14.
                                                             ------------

     SECTION 4.05.  Termination of Credit Facilities.
                    --------------------------------

      (a) The Working Capital Facility, the Permitted Acquisition Facility and the L/C Facility shall terminate, and each of the Working Capital Commitment and the Permitted Acquisition Commitment shall be automatically reduced to zero on the Termination Date.

     (b) The IPC Acquisition Facility shall terminate, and the IPC Acquisition Commitment shall be automatically reduced to zero, on the IPC Acquisition Facility Termination Date.

     (c) The Swingline Facility shall terminate, and the Swingline Commitment shall be automatically reduced to zero, on the Swingline Termination Date.

     SECTION 4.06.  Interest.
                    --------

     (a)  Interest Rate Options.  Subject to the provisions of this Section
          ---------------------                                     -------
4.06, at the election of the Borrower, the aggregate unpaid principal balance of
----
(i) each Loan (other than Swingline Loans) shall bear interest at the Base Rate plus the Applicable Margin or the LIBOR Rate plus the Applicable Margin as set
----                                         ----
forth below; provided that the LIBOR Rate shall not be available until three (3)
             --------
Business Days after the Closing Date, and (ii) each Swingline Loan shall bear interest at the Base Rate plus the Applicable Margin. The Borrower shall select
                          ----
the rate of interest and Interest Period, if any, applicable to any LIBOR Rate Loan at the time a Notice of Borrowing is given pursuant to Section 4.01(a) or
                                                            ---------------
at the time a Notice of Conversion/Continuation is given pursuant to Section
                                                                     -------
4.07. Each Loan (including Swingline Loans) or portion thereof bearing interest
----
based on the Base Rate shall be a "Base Rate Loan", and each Loan or portion thereof bearing interest based on the LIBOR Rate shall be a "LIBOR Rate Loan." Any Loan or any portion thereof as to which the Borrower has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan.

     (b)  Interest Periods.  In connection with each LIBOR Rate Loan, the
          ----------------
Borrower, by giving notice at the times described in Section 4.06(a), shall
                                                     --------------
elect an interest period (each, an "Interest Period") to be applicable to such Loan, which Interest Period shall be a period of one (1), two (2), three (3), or six (6) months (or twelve (12) months, if available, and consented to by the Administrative Agent and the Lenders ); provided that:
                                        --------

          (i) the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the next preceding Interest Period expires;

          (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest
                                              --------
                Period with respect to a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (iii) any Interest Period with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such

                Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

          (iv)  no Interest Period shall extend beyond the Termination Date; and

          (v) there shall be no more than eight (8) Interest Periods outstanding at any time.

   (c)    Default Rate.  Subject to Section 11.03, upon the occurrence and
          ------------              -------------
during the continuance of an Event of Default, (i) the Borrower shall no longer have the option to request LIBOR Rate Loans, (ii) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum three percent (3%) in excess of the rate then applicable to LIBOR Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to three percent (3%) in excess of the rate then applicable to Base Rate Loans, (iii) all outstanding Swingline Loans shall bear interest at a rate per annum equal to three percent (3%) in excess of the rate then applicable to Swingline Loans and (iv) all outstanding Base Rate Loans shall bear interest at a rate per annum equal to three percent (3%) in excess of the rate then applicable to Base Rate Loans. Interest shall continue to accrue on the Notes after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

   (d)    Interest Payment and Computation.  Interest on each Base Rate Loan
          --------------------------------
shall be payable in arrears on the last Business Day of each calendar quarter commencing September 30, 2001; and interest on each LIBOR Rate Loan shall be payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period. All interest rates, fees and commissions provided hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed; provided, however, that
                                                    --------
interest on each Base Rate Loan that is based on the Prime Rate shall be computed on the basis of a 365-day or 366-day year, as applicable, and assessed for the actual number of days elapsed.

   (e)    Maximum Rate.  In no contingency or event whatsoever shall the
          ------------
aggregate of all amounts deemed interest hereunder or under any of the Notes charged or collected pursuant to the terms of this Agreement or pursuant to any of the Notes exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent's option promptly refund to the Borrower any interest received by Lenders in excess of the maximum lawful rate or shall apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

       SECTION 4.07.  Notice and Manner of Conversion or Continuation of Loans.
                      --------------------------------------------------------

     Provided that no Event of Default has occurred and is then continuing, the Borrower shall have the option to (a) convert at any time all or any portion of its outstanding Base Rate Loans in a principal amount equal to $2,000,000 or any whole multiple of $500,000 in excess thereof into a LIBOR Rate Loan or (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $1,000,000 or a whole multiple of $100,000 in excess thereof into Base Rate Loans or (ii) continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit D (a "Notice of Conversion/Continuation") not later than 11:00 a.m.
   ---------
(Charlotte time) three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which date shall be a Business Day), (C) the principal amount of such Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan. If a LIBOR Rate Loan is not converted or continued as a new LIBOR Rate Loan as provided in this Section, such LIBOR Rate Loan shall in the last day of the applicable Interested Period be converted into a Base Rate Loan. The Administrative Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation.

     SECTION 4.08.  Fees.
                    ----

          (a)  Unused Line Fee. The Borrower agrees to pay to the Administrative
               ---------------
 Agent for the account of the Lenders, on the last Business Day of each quarter for the immediately preceding quarter and on the Termination Date, a fee (the "Unused Line Fee") equal to (a) the Applicable Margin, as in effect on such day, times (b) the difference between (1) the Commitments, and (2) the Average Quarterly Loan Balance for such preceding quarter. If, during any quarter, this Agreement is terminated on a date other than the last Business Day of such quarter, then the Unused Line Fee shall be pro-rated for such quarter on a daily basis.

          (b)  Administrative Agent's and Other Fees.  To compensate the
               -------------------------------------
 Administrative Agent, the Borrower agrees to pay to the Administrative Agent, for its account, the fees set forth in the separate fee letter dated October 29, 2001, executed by the Borrower and the Administrative Agent.

     SECTION 4.09.  Manner of Payment.
                    -----------------

     Each payment by the Borrower on account of the principal of or interest on the Loans or of any fee, commission or other amounts payable to the Lenders under this Agreement or any Note shall be made not later than 1:00 p.m. (Charlotte time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's office for the account of the Lenders (other than as set forth below) pro rata in accordance with their
                                        --- ----
respective applicable Commitment Percentages, in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. (Charlotte time) on such day shall be deemed a payment on such date for the purposes of Section 11.01, but for all other purposes shall be
                         -------------
deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. (Charlotte time) shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each Lender at its address for notices set forth herein its pro
                                                                          ---
rata share of such payment in accordance with such Lender's applicable
----
Commitment Percentage and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent of Administrative Agent's fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Sections 4.13, 4.14, 4.15, 4.16 or 13.02
                                   -------------  ----  ----  ----    -----
shall be paid to the Administrative Agent for the account of the applicable Lender. Any payment required to be made under Section 4.02 that is due on a date
                                              ------------
that is not a Business Day shall be due on the next Business Day.

     SECTION 4.10.  Crediting of Payments and Proceeds.
                    ----------------------------------

     In the event that the Borrower shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 11.02,
                                                               -------------
all payments received by the Lenders upon the Notes and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied first to all expenses then due and payable by the Borrower hereunder, then to all indemnity obligations then due and payable by the Borrower hereunder, then to all Administrative Agent's fees then due and payable, then to all fees and commissions then due and payable, then to accrued and unpaid interest on the Swingline Note to the Swingline Lender, then to the unpaid principal amount outstanding under the Swingline Note to the Swingline Lender, then to accrued and unpaid interest on the IPC Acquisition Notes, then to the unpaid principal amount outstanding under the IPC Acquisition Notes, then to accrued and unpaid interest on the Working Capital Notes, the Permitted Acquisition Notes and the Reimbursement Obligations (pro rata in accordance with all such amounts due), then to the principal amount of the Working Capital Notes, the Permitted Acquisition Notes, the Reimbursement Obligations and obligations under Hedging Agreements (pro rata in accordance with all such amounts due) and then to the cash collateral account described in Section 11.02(b) to the extent of any L/C
                                     ---------------
Obligations then outstanding, in that order.

     SECTION 4.11.  Adjustments.
                    -----------

     If any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of the Obligations owing to it, or interest thereon, or if any Lender shall at any time receive any collateral in respect to the Obligations owing to it (whether voluntarily or involuntarily, by set-off or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Extensions of Credit, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, that if all or any portion of such excess payment or
                --------
benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Extensions of

Credit may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

     SECTION 4.12.  Nature of Obligations of Lenders Regarding Extensions of
                    --------------------------------------------------------
Credit; Assumption by the Administrative Agent.
----------------------------------------------

     The obligations of the Lenders under this Agreement to make the Loans and issue or participate in Letters of Credit are several and are not joint or joint and several. Unless the Administrative Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the Administrative Agent such Lender's ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the proposed borrowing date in accordance with Section 4.01(b) and the
                                           ---------------
Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If such amount is made available to the Administrative Agent on a date after such borrowing date, such Lender shall pay to the Administrative Agent on demand an amount, until paid, equal to the product of (a) the amount not made available by such Lender in accordance with the terms hereof, times (b) the daily average Federal Funds Rate
                                  -----
(or, if such amount is not made available for a period of three (3) Business Days after the borrowing date, the Base Rate) during such period as determined by the Administrative Agent, times (c) a fraction the numerator of which is the
                             -----
number of days that elapse from and including such borrowing date to the date on which such amount not made available by such Lender in accordance with the terms hereof shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent with respect to any amounts owing under this Section 4.12 shall be conclusive, absent
                                        ------------
manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days of such borrowing date, the Administrative Agent shall be entitled to recover such amount made available by the Administrative Agent with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower. The failure of any Lender to make available its Commitment Percentage of any Loan requested by the Borrower shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on such borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

     SECTION 4.13.  Changed Circumstances; Laws Affecting LIBOR Rate
                    ------------------------------------------------
Availability; Etc.
-----------------

     (a)  Changed Circumstances.  If, with respect to any Interest Period, the
          ---------------------
Administrative Agent or any Lender (after consultation with Administrative Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars, in the applicable amounts are not being quoted via Telerate Page 3750 or offered to the
                       ---
Administrative Agent or such Lender for such Interest Period, then the Administrative Agent shall forthwith give notice thereof to the Borrower. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Loan to or continue any Loan as a LIBOR Rate Loan shall be suspended, and the Borrower shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loans together with accrued interest thereon, on the last day of the then current Interest Period applicable to such LIBOR Rate Loan or convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such Interest Period.

     (b)  Laws Affecting LIBOR Rate Availability.  If, after the date hereof,
          --------------------------------------
 the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Loan or continue any Loan as a LIBOR Rate Loan shall be suspended and thereafter the Borrower may select only Base Rate Loans hereunder, and (ii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto as a LIBOR Rate Loan, the applicable LIBOR Rate Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period.

     (c)  Increased Costs.  If, after the date hereof, the introduction of, or
          ---------------
 any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of such Governmental Authority, central bank or comparable agency:

          (i) shall subject any of the Lenders (or any of their respective Lending Offices) to any tax, duty or other charge with respect to any Note, Letter of Credit or Application or shall change the basis of taxation of payments to any of the Lenders (or any of their respective Lending Offices) of the principal of or interest on any Note, Letter of Credit or Application or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Lenders or any of their respective Lending Offices imposed by the jurisdiction in which such Lender is organized or is or should be qualified to do business or such Lending Office is located); or

          (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Lenders (or any of their respective Lending Offices) or shall impose on any of the Lenders (or any of their respective Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Note;

and the result of any of the foregoing is to increase the costs to any of the Lenders of making or maintaining any Loan or issuing or participating in Letters of Credit or to reduce the yield or amount of any sum received or receivable by any of the Lenders under this Agreement or under the Notes or Letters of Credit or Application, then such Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Borrower of such fact and demand compensation therefor and, within ten (10) Business Days after such notice by the Administrative Agent, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction. The Administrative Agent will promptly notify the Borrower of any event of which it has knowledge which will entitle such Lender to compensation pursuant to this Section 4.13(c); provided, that the
                                 ---------------  --------
Administrative Agent shall incur no liability whatsoever to the Lenders or the Borrower in the event it fails to do so. The amount of such compensation shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

     SECTION 4.14.  Indemnity.
                    ---------

     The Borrower hereby indemnifies each of the Lenders against any loss or expense which may arise or be attributable to each Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrower to borrow on a date specified therefor in a Notice of Borrowing or Notice of Continuation/Conversion or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods that such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

     SECTION 4.15.  Capital Requirements.
                    --------------------

     If either (a) the introduction of, or any change in, or in the interpretation of, any Applicable Law or (b) compliance with any guideline or request from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to the Commitments and other commitments of this type, below the rate which the Lender or such other corporation could have achieved but for such introduction, change or compliance, then within ten (10) Business Days after written demand by any such Lender, the Borrower shall pay to such Lender from time to time as specified by such Lender additional amounts sufficient to compensate such Lender or other corporation for such reduction. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender, shall be conclusively presumed to be correct save for manifest error.

       SECTION 4.16.  Taxes.
                      -----

          (a)  Payments Free and Clear.  Any and all payments by the Borrower
               -----------------------
 hereunder or under the Notes or the Letters of Credit shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding, (i) in the case of each Lender and the Administrative Agent, income and franchise taxes imposed by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or is or should be qualified to do business or any political subdivision thereof and
 (ii) in the case of each Lender, income and franchise taxes imposed by the jurisdiction of such Lender's Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or Letter of Credit to any Lender or the Administrative Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.16) such Lender or
                                                  ------------
 the Administrative Agent (as the case may be) receives an amount equal to the amount such party would have received had no such deductions been made, (B) the Borrower shall make such deductions, (C) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (D) the Borrower shall deliver to the Administrative Agent evidence of such payment to the relevant taxing authority or other authority in the manner provided in Section 4.16(d). Any Lender for which any such payment
                        --------------
 shall have been made shall promptly remit to the Borrower the amount of any excess benefit such Lender receives by reason of such payment.

     (b)  Stamp and Other Taxes.  In addition, the Borrower shall pay any
          ---------------------
 present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loans, the Letters of Credit, the other Credit Documents, or the perfection of any rights or security interest in respect thereto (hereinafter referred to as "Other Taxes").

     (c)  Indemnity.  The Borrower shall indemnify each Lender and the
          ---------
 Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.16) paid by such Lender or the
                            ------------
 Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within thirty (30) days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

   (d)    Evidence of Payment.  Within thirty (30) days after the date of any
          -------------------
 payment of Taxes or Other Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 13.01, the original
                                                     -------------
 or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Administrative Agent.

   (e)    Delivery of Tax Forms.  Each Lender organized under the laws of a
          ---------------------
 jurisdiction other than the United States or any state thereof shall deliver to the Borrower, with a copy to the Administrative Agent, on the Closing Date or concurrently with the delivery of the relevant Assignment and Acceptance, as applicable, (i) two United States Internal Revenue Service Forms 4224 or Forms 1001, as applicable (or successor forms) properly completed and certifying in each case that such Lender is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes, and
 (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding taxes. Each such Lender further agrees to deliver to the Borrower, with a copy to the Administrative Agent, a Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, certifying in the case of a Form 1001 or 4224 that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (unless in any such case an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and such Lender notifies the Borrower and the Administrative Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes) and, in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax. The Borrower shall not be required to pay any additional amount to any non-U.S. Lender in respect of United States withholding tax pursuant to Section 4.16(a) to the extent that
                                           --------------
 the obligation to withhold such tax existed at the time such non-U.S. Lender became a Lender hereunder, unless such obligation would not have arisen but for a failure by such non-U.S. Lender to deliver the documents referred to in this
 Section 4.16(e).
 --------------

   (f)    Survival.  Without prejudice to the survival of any other agreement of
          --------
 the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 4.16 shall survive the payment in full of the
                   ------------
 Obligations and the termination of the Commitments.

       SECTION 4.17.  Duty to Mitigate; Assignment of Commitments Under Certain
                      ---------------------------------------------------------
Circumstances.
-------------

          (a) Any Lender (or Eligible Assignee) claiming any additional amounts payable pursuant to Sections 4.13, 4.14 or 4.16, shall use reasonable efforts
                     -------------  ----    ----
 (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue or avoid the circumstances giving rise to such exercise and would not, in the sole determination of such Lender (or Eligible Assignee), be otherwise disadvantageous to such Lender (or Eligible Assignee).

          (b) In the event that any Lender shall have delivered a notice pursuant to Section 4.13 or 4.15 or the Borrower shall be required to make
             ------------    ----
 additional payments to any Lender under Section 4.16, the Borrower shall have
                                         ------------
 the right, at its expense (which shall include the assignment fee referred to in Section 13.10), upon notice to such Lender and the Administrative Agent, to
    -------------
 require such Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 13.10) all interests,
                                              -------------
 rights and obligations contained hereunder to another financial institution (including any other Lender) approved by the Administrative Agent (which approval shall not be unreasonably withheld) which shall assume such obligations; provided that (i) no such assignment shall conflict with any law,
              --------
 rule or regulation or order of any Governmental Authority and (ii) the assignee or the Borrower, as the case may be, shall pay to the affected Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on, or transfer of, the Loans made by it hereunder and all other amounts accrued for its account or owed to it hereunder (including the additional amounts asserted and payable pursuant to Sections 4.13, 4.15 or 4.16, if any).
 -------------  ----    ----
                                   ARTICLE V

                 CLOSING; CONDITIONS OF CLOSING AND BORROWING

       SECTION 5.01.  Closing.
                      -------

       The closing shall take place at the offices of Parker, Poe, Adams & Bernstein L.L.P., Charlotte, North Carolina at 9:00 a.m. (or at such other time and place as the parties hereto shall mutually agree) on the Closing Date.

       SECTION 5.02.  Credit Documents and Conditions Precedent.
                      -----------------------------------------

       Notwithstanding anything herein or in the other Credit Documents to the contrary, the Lenders and the Issuing Bank shall not be obligated to make the initial Extension of Credit under this Agreement until:

          (a)  Credit Documents. The Administrative Agent shall have received
               ----------------
 the following documents, duly executed and delivered by all parties thereto (including any party who signs to evidence its consent or acknowledgment thereto), if applicable, and otherwise satisfactory in form and content to the Administrative Agent:

          (i)       Credit Agreement.  This Agreement;
                    ----------------

          (ii)      Notes.  The Notes;
                    -----

          (iii)     Security Agreements.  The Security Agreements;
                    -------------------

          (iv)      Guaranty Agreements.  The Guaranty Agreements;
                    -------------------

          (v)       Pledge Agreements.  The Pledge Agreements;
                    -----------------

          (vi)      UCC Financing Statements. UCC-1 or similar financing
                    ------------------------
                    statements from each Credit Party, as debtor, to the Administrative Agent, as secured party, covering the Collateral, filed, or to be filed, in the respective jurisdictions listed on Schedule 8.10 hereto, and such other
                                            -------------
                    jurisdictions as the Administrative Agent deems necessary or desirable to perfect its security interest in the Collateral;

          (vii)     Mortgage Documents. Except as set forth in the Post-Closing
                    ------------------
                    Agreement, the Mortgages and such UCC fixture financing statements and like real property security documents as the Administrative Agent deems necessary or desirable to create, perfect and preserve a Lien in favor of the Administrative Agent, as security for the Obligations, on all real property listed on Schedule 6.01(s) hereto owned in fee by the
                              ----------------
                    Borrower;

          (viii)    Record Owner/Lien Searches. Except as set forth in the Post-
                    ---------------------------
                    Closing Agreement, record owner and lien searches, performed by a title insurance company or other search service satisfactory to the Administrative Agent, with respect to each fee-owned parcel of real property encumbered by a Mortgage, reflecting no Liens other than Permitted Liens and Liens to be terminated prior to, or simultaneously with, the Closing Date, and no other matters of title which the Administrative Agent shall not have approved in its reasonable discretion;

          (ix)      Certificates of Title. Except as set forth in the Post-
                    ---------------------
                    Closing Agreement, vehicle certificates of title, issued by the appropriate state governmental authorities acknowledging the Administrative Agent's perfected, first priority Lien on all vehicles listed on Part 2 of Schedule 6.01(s) hereto,
                                                     ----------------
                    subject to no other Liens noted on such certificates;

          (x)       Insurance. Copies of each Credit Party's property damage
                    ---------
                    insurance policies, together with loss payable endorsements which are acceptable to the Administrative Agent and which name the Administrative Agent as sole loss payee thereunder, and copies of each Credit Party's liability insurance policies (including pollution legal liability policies), together with endorsements naming the Administrative Agent as an additional named insured thereunder;

          (xi)   Loan Disbursement Instructions.  Written instructions from the
                 ------------------------------
                 Credit Parties to the Administrative Agent directing the application of proceeds of the initial Loan made pursuant to this Agreement;

          (xii)  Opinion of Credit Parties' Counsel. The favorable written
                 ----------------------------------
                 opinion of Stinson, Mag & Fizzell, P.C., counsel to the Credit Parties, to the Administrative Agent regarding the Credit Parties, the Credit Documents and the transactions contemplated by the Credit Documents, substantially in the form of Exhibit L
                                                                       ---------
                 hereto.

          (xiii) Opinion of Credit Parties' Local Counsel. The favorable written
                 ----------------------------------------
                 opinion of counsel to the Credit Parties, to the Administrative Agent, for each of the following jurisdictions in which Collateral is located, regarding the Credit Parties, the Credit Documents and the transactions contemplated by the Credit
                 Documents: Georgia, Florida, Oklahoma, Tennessee and Texas; and

          (xiv)  Post-Closing Agreement. A Post-Closing Agreement (the "Post-
                 ----------------------
                 Closing Agreement") satisfactory to the Administrative Agent setting forth certain conditions precedent waived by the Administrative Agent, which the Borrower agrees to satisfy no later than the respective dates specified therein.

     (b)  Conditions Precedent.  The satisfaction, in the Administrative Agent's
          ---------------------
 sole judgment, of each of the following conditions precedent:

          (i)    President's Certificate. Receipt by the Administrative Agent of
                 -----------------------
                 (A) a certificate of the president of each of the Credit Parties, as applicable, dated the Closing Date and certifying with respect to each applicable Credit Party, (1) that attached thereto is a true and complete copy of the articles of incorporation, articles of organization or certificate of partnership, as applicable, and all amendments thereto of each of them, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of organization (or, in the alternative, a certification that none of such documents have been modified since delivery thereof to the Administrative Agent in connection with the execution and delivery of the Existing Credit Agreement), (2) that attached thereto is a true and complete copy of the operating agreement, by-laws, partnership or equivalent document, as applicable, of each applicable Credit Party in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (3) below (or, in the alternative, a certification that none of such documents have been modified since delivery thereof to the Administrative Agent in connection with the execution and delivery of the Existing Credit Agreement), (3) that attached thereto is a true and complete copy of resolutions or consents, as applicable, duly adopted by the respective governing boards of each applicable Credit Party authorizing, as applicable, the execution, delivery and performance of the Credit Documents to which it is party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (4) that the organizational documents of each applicable Credit Party have not been amended since the date of the last amendment thereto shown on the certificate of good standing attached thereto and (5) as to the incumbency and specimen signature of each officer executing any Credit Document or any other document delivered in connection herewith on its behalf; and (B) a certificate of another officer as to the incumbency and specimen signature of such president executing the certificate pursuant to (A) above;

        (ii)   Officer's Certificate.  Receipt by the Administrative Agent of a
               ----------------------
               certificate from the chief executive officer or chief financial officer of each Credit Party, as applicable, in form and substance satisfactory to the Administrative Agent, to the effect that all representations and warranties of each Credit Party contained in this Agreement and the other Credit Documents are true, correct and complete; that the applicable Credit Party is not in violation of any of the covenants contained in this Agreement and the other Credit Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that the applicable Credit Party has satisfied each of the conditions precedent set forth in this Section 5.02;
                                                      ------------

        (iii)  Material Adverse Change. Since each of the dates of the financial
               -----------------------
               statements referred to in Section 5.02(b)(viii), there shall not
                                         ---------------------
               have occurred any material adverse change in the business, financial condition or results of operations of Inergy, L.P., the Borrower or the Borrower and its Subsidiaries taken as a whole, or the existence or value of any Collateral or any other event, condition or state of facts which would reasonably be expected to materially and adversely affect the actual or prospective business, financial condition or operations of Inergy, L.P., the Borrower or the Borrower and its Subsidiaries taken as a whole;

        (iv)   Proceedings. No action, proceeding, investigation, regulation or
               -----------
               legislation shall have been instituted, threatened or proposed before any court, government agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or the other Credit Documents or the consummation of the transactions contemplated hereby or thereby or which, in the Administrative Agent's reasonable determination, would prohibit the making of the Loans or the issuances of Letters of Credit, prohibit the consummation of the IPC Acquisition or could reasonably be expected to result in any such prohibition or have a material adverse effect on Inergy, L.P., the Borrower or the Borrower and its Subsidiaries taken as a whole;

        (v)    Fees. The Credit Parties, as applicable, shall have paid to the
               ----
               Administrative Agent and the Lenders the fees set forth or referenced in this Agreement and any other accrued and unpaid fees, expenses or commissions due hereunder (including, without limitation, legal fees and expenses of counsel to the Administrative Agent), and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Credit Documents;

        (vi)   Certificates of Good Standing / Authorization.  Receipt by the
               ---------------------------------------------
               Administrative Agent of a certificate of good standing or authorization for each Credit Party, as applicable, dated on or immediately prior to the Closing Date, from the Secretary of State of the state of organization of the applicable Credit Party and from all states in which the applicable Credit Party is required to obtain a certificate of good standing, certificate of authorization or like certificate due to the nature of its operations in such state, each such state being listed on Part 1 of Schedule 6.01(a) hereto;
                  ----------------

        (vii)  Solvency Certificate.  Receipt by the Administrative Agent of a
               --------------------
               certificate, in form and substance satisfactory to the Administrative Agent, certified as accurate by the chief executive officer or chief financial officer of each Credit Party, as applicable, that the applicable Credit Party is Solvent;

        (viii) Financial Statements.  Receipt by the Administrative Agent of (A)
               --------------------
               proforma financial statements giving effect to the IPC Acquisition, which demonstrate, in the Administrative Agent's reasonable judgment, together with all other information then available to the Administrative Agent, that the Borrower can repay its debts and satisfy its other obligations as and when they become due, and can comply with the financial covenants contained in this Agreement, (B) such information as the Administrative Agent may reasonably request to confirm the tax, legal, and business assumptions made in such proforma financial statements, (C) unaudited consolidated financial statements of the Borrower and its Consolidated Subsidiaries for the fiscal quarter ended September 30, 2001; (D) audited consolidated financial statements of IPC Holdings and its Consolidated Subsidiaries for the Fiscal Years ended September 30, 1998, September 30, 1999, and September 30, 2000, and (E) such other information as the Administrative Agent, or the Lenders, through the Administrative Agent, may reasonably request;

        (ix)   Consents.  Receipt by the Administrative Agent of a written
               ---------
               representation from the Borrower that (i) all governmental, shareholder, member, partner and third party consents and approvals necessary or, in the reasonable opinion of the Administrative Agent, desirable in connection with the transactions contemplated hereby have been received and are in full force and effect and (ii) no condition or requirement of law exists which could reasonably be likely to restrain, prevent or impose any material adverse condition on the transactions contemplated hereby;

        (x)    Consummation of IPC Acquisition.  The transactions contemplated
               -------------------------------
               by the Plan of Merger shall be consummated prior to or simultaneously with the initial Extension of Credit under this Agreement, and each of the conditions set forth therein shall have been satisfied, without any waiver or amendment thereof (other than non-material waivers or amendments), without the consent of the Administrative Agent, in its reasonable discretion;

        (xi)   IPC Acquisition Purchase Price.  Satisfactory review by the
               ------------------------------
               Administrative Agent of Schedule 5.02(b) hereto, which sets forth
                                       ---------------
               a computation of the purchase price for the IPC Acquisition and the sources of funds for such purchase price;

        (xii)  Outstanding Facilities.  Receipt by the Administrative Agent of
               ----------------------
               confirmation acceptable to the Administrative Agent that all other credit facilities of the Credit Parties, including, without limitation, (i) the facilities available to the Borrower under the Existing Agreement, (ii) the IPCH Demand Loan to IPCH Acquisition Corp. and (iii) the Heller Credit Facility, have been, or will be simultaneously, terminated and paid in full.

        (xiii) Notice of Borrowing. Receipt by the Administrative Agent of a Notice of Borrowing from the Borrower in accordance with Section
                                                                        -------
               4.01(a), and a Notice of Account Designation specifying the
               -------
               account or accounts to which the proceeds of any Loans made after the Closing Date are to be disbursed;

        (xiv)  No Default; Representations and Warranties. As of the Closing
               ------------------------------------------
               Date (i) there shall exist no Default or Event of Default and
               (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects; and

        (xv)   Other.  Receipt by the Administrative Agent of all opinions,
               -----
               certificates and other instruments in connection with the transactions contemplated by this Agreement satisfactory in form and substance to the Lenders. The Lenders shall have received copies of all other instruments and such other evidence as the Lenders may reasonably request, in form and substance satisfactory to the Lenders, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

       SECTION 5.03.  Conditions Precedent to All Extensions of Credit.
                      ------------------------------------------------

       The obligation of the Lenders and the Issuing Bank to make each Extension of Credit under this Agreement (including, without limitation, the initial Extension of Credit) shall be subject to the further conditions precedent that, on the date of each such Extension of Credit:

       (a)  Continuation of Representations and Warranties.  The representations
            ----------------------------------------------
 and warranties contained in Article VI or otherwise made by the Credit Parties in any Credit Document shall be true and correct, in all material respects, on and as of such borrowing or issuance date with the same effect as if made on and as of such date.

       (b)  No Existing Default.  No Default or Event of Default shall have
            -------------------
 occurred and be continuing hereunder (i) on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date or (ii) on the issue date with respect to such Letter of Credit or after giving affect to such Letters of Credit on such date.

       (c)  Officer's Compliance Certificate; Additional Documents.  The
            ------------------------------------------------------
 Administrative Agent shall have received the current Officer's Compliance Certificate and each additional document, instrument, legal opinion or other item of information reasonably requested by it.

       (d)  Other. The Administrative Agent shall have received such other
            -----
 approvals, opinions or documents as it may reasonably request.

                                   ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWER
                 ----------------------------------------------

       SECTION 6.01.  Representations and Warranties.
                      ------------------------------

       To induce the Administrative Agent and the Lenders to enter into this Agreement and the other Credit Documents and to induce the Lenders to make the Extensions of Credit, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders both before and after giving effect to the transactions contemplated hereunder that:

       (a)  Organization; Power; Qualification.
            ----------------------------------

            (i) Each Credit Party is duly organized, validly existing and good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, except where the failure to so qualify would not have a Material Adverse Effect. The jurisdictions of formation and the jurisdictions in which Inergy, L.P., the Borrower and each Subsidiary of the Borrower is organized and qualified to do business are described on Part 1 of Schedule 6.01(a)
                                                              ----------------
                    hereto.

          (ii)   Each Subsidiary of the Borrower is listed on Part 2 of Schedule
                                                                        --------
                 6.01(a) hereto.
                 -------

     (b)  Ownership.
          ---------

          (i) The capitalization of Inergy, L.P., the Borrower and each Subsidiary of the Borrower consists of the Capital Stock, authorized, issued and outstanding, of such classes and series, with or without par value, described on Schedule 6.01(b)
                                                         ----------------
                 hereto. All such outstanding Capital Stock has been duly authorized and validly issued and are fully paid and nonassessable.

          (ii) The owners of the Capital Stock of Inergy, L.P., the Borrower and each Subsidiary of the Borrower and the percentage of Capital Stock owned by each are described on Schedule 6.01(b)
                                                              ----------------
                 hereto.

          (iii) There are no outstanding warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of, Capital Stock of the Borrower or any Subsidiary of the Borrower or are otherwise exercisable by any Person.

     (c)  Authorization of Agreement, Credit Documents and Borrowing.  Each of
          ----------------------------------------------------------
 the Credit Parties has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Credit Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Credit Documents have been duly executed and delivered by the duly authorized officers of each Credit Party thereto, and each such Credit Document constitutes the legal, valid and binding obligation of the Credit Party thereto, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

     (d)  Compliance of Agreement, Credit Documents and Borrowing with Laws,
          ------------------------------------------------------------------
 Etc. The execution, delivery and performance by the Credit Parties of the Credit Documents to which each such Person is a party, in accordance with their respective terms, the borrowings hereunder and the transactions contemplated hereby and under the other Credit Documents do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to any Credit Party, (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of any Credit Party or any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Credit Documents.

     (e)  Compliance with Law; Governmental Approvals.  Each Credit Party (i)
          -------------------------------------------
 has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, and (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties, except, in each case, to the extent that such non-compliance would not have a Material Adverse Effect.

     (f)  Tax Returns and Payments.  Each Credit Party has duly filed or caused
          ------------------------
 to be filed all material federal, state and local tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable, other than those the validity of which the applicable Credit Party is contesting in good faith by appropriate proceedings and with respect to which the applicable Credit Party shall, to the extent required by GAAP, have set aside on its books adequate reserves. No Governmental Authority has asserted any Lien or other claim against any Credit Party with respect to unpaid taxes which has not been discharged or resolved. The charges, accruals and reserves on the books of Credit Parties in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof since the organization of each such Credit Party are in the judgment of the Borrower adequate, and the Borrower does not anticipate any additional taxes or assessments for any of such years.

     (g)  Intellectual Property Matters.  Each Credit Party owns or possesses
          -----------------------------
 rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and no Credit Party is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations.

   (h)    Environmental and Safety Matters.  Each Credit Party has complied in
          --------------------------------
 all respects with all Environmental Laws except for violations that either alone or in the aggregate could not reasonably be expected to result in a Material Adverse Effect. No Credit Party manages or handles any hazardous wastes, hazardous substances, hazardous materials, toxic substances or toxic pollutants referred to in or regulated by Environmental Laws in violation of such laws or of any other applicable law where such violation could reasonably be expected to result, individually or together with other violations, in a Material Adverse Effect. There are no outstanding or threatened citations, notices or orders of non-compliance issued to any Credit Party or relating to its facilities, leaseholds, assets or other property that either alone or in the aggregate could reasonably be expected to result in a Material Adverse Effect. Each Credit Party has been issued all licenses, certificates, permits or other authorizations required under any Environmental Law or by any federal, state or local governmental or quasi-governmental entity. There are no liabilities or contingent liabilities relating to environmental or employee health and safety matters (including on-site or off-site contamination) relating to any Credit

 Party or any property owned, leased or used by any Credit Party, which, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

     (i)  ERISA.  The Borrower and each ERISA Affiliate is in material
          -----
 compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder.

     (j)  Margin Stock.  No Credit Party is engaged principally or as one of its
          ------------
 activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used in the regulations of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans will be used for purchasing or carrying margin stock in violation of, or for any purpose which violates, the provisions of Regulation T, U or X of such Board of Governors.

     (k)  Government Regulation.  No Credit Party is an "investment company" or
          ---------------------
 a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended) and neither the Borrower nor any of its Subsidiaries is, or after giving effect to any Extension of Credit will be, subject to regulation under the Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

     (l)  Agreements.  (i) No Credit Party is a party to any agreement or
          ----------
 instrument or subject to any restriction in its organizational documents that
 (i) will have the effect of prohibiting or restraining, or will impose adverse conditions upon, any of the transactions contemplated hereby or in the other Credit Documents or the payment of dividends or the making of any loans, investments or transfers by any Subsidiary to or in the Borrower or (ii) has resulted or could reasonably be expected to result in a Material Adverse Effect.

     (m)  Absence of Defaults.  No event has occurred or is continuing which
          -------------------
 constitutes a Default or an Event of Default, or which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by any Credit Party under any material agreement or contract, judgment, decree or order by which any Credit Party or any of their respective properties may be bound or which would require a Credit Party to make any payment thereunder prior to the scheduled maturity date therefore, where such default could reasonably be expected to result in a Material Adverse Effect.

     (n)  Employee Relations.  No Credit Party is party to any collective
          ------------------
 bargaining agreement nor has any labor union been recognized as the representative of its employees. There are no strikes against any Credit Party pending or, to the best knowledge of the Borrower, threatened. The hours worked and payments made to employees of each Credit Party have not been in violation of the Fair Labor Standards Act or any other Applicable Law dealing with such matters except for violations that either alone or in the aggregate could not reasonably be expected to result in a Material Adverse Effect. All material payments due from a Credit Party, or for which any claim may be made against a Credit Party, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the applicable Credit Party, in compliance with GAAP.

     (o)  Burdensome Provisions.  No Credit Party is subject to any Governmental
          ---------------------
 Approval or Applicable Law which is so unusual or burdensome as in the foreseeable future could be reasonably expected to have a Material Adverse Effect. The Borrower does not presently anticipate that future expenditures of the Credit Parties needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect.

     (p)  Financial Statements.  (i) The unaudited consolidated balance sheets
          --------------------
 of Inergy Partners and its Consolidated Subsidiaries as of September 30, 2001, and the related statements of income and retained earnings and cash flows for the fiscal quarter then ended, and (ii) the audited consolidated balance sheets of Inergy Partners and its Consolidated Subsidiaries as of September 30, 2000, and the related statements of income and retained earnings and cash flows for the Fiscal Year then ended, copies of which have been furnished to the Administrative Agent and each Lender, are each complete and correct and fairly present the assets, liabilities and financial position of the Borrower and its Consolidated Subsidiaries as of such dates, and the results of the operations and changes of financial position for the periods then ended in accordance with GAAP. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. The Borrower and its Subsidiaries have no Debt, obligation or other unusual forward or long-term commitment which is not fairly reflected in the foregoing financial statements or in the notes thereto.

     (q)  No Material Adverse Change.  Since September 30, 2001, no event has
          --------------------------
 occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect.

     (r)  Solvency.  As of the Closing Date and after giving effect to each
          --------
 Extension of Credit made hereunder, Inergy, L.P., the Borrower and each of the Subsidiaries of the Borrower will be Solvent.

     (s)  Titles to Properties.
          --------------------

          (i) Each Credit Party has good and marketable title to all assets and other property purported to be owned by it.

          (ii)   Set forth on Part 1 of Schedule 6.01(s) hereto is a complete
                                        ----------------
                 list by Credit Party of each parcel of real property by street address owned or leased by a Credit Party.

          (iii)  Set forth on Part 2 of Schedule 6.01(s) hereto is a complete
                                        ----------------
                 list by Credit Party of all motor vehicles owned by a Credit Party.

     (t)  Liens.  None of the properties and assets of the Credit Parties is
          -----
 subject to any Lien, except Permitted Liens. The Administrative Agent, for the benefit of the Lenders, has a perfected first priority Lien on all of the Collateral subject to no other Liens except for Permitted Liens.

     (u)  Debt and Permitted Investments.  No Credit Party has any Debt other
          ------------------------------
 than Permitted Debt. No Credit Party has made any Investments other than Investments permitted under Section 10.03 of this Agreement.
                             -------------

     (v)  Litigation.  There are no actions, suits or proceedings pending nor,
          ----------
 to the knowledge of the Borrower, threatened against or in any other way relating adversely to or affecting any Credit Party or any Credit Party's respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority, except for actions, suits or proceedings that, if adversely determined, could, individually or in the aggregate, not reasonably be expected to result in a Material Adverse Effect.

     (w)  Fiscal Year. The Fiscal Year of each Credit Party begins on October 1
          -----------
 and ends on September 30 of the following calendar year.

     (x)  Accuracy and Completeness of Information.  All written information,
          ----------------------------------------
 reports and other papers and data produced by or on behalf of each Credit Party and furnished to the Administrative Agent and the Lenders were, at the time the same were so furnished, complete and correct in all material respects. No document furnished or written statement made to the Administrative Agent or the Lenders by any Credit Party in connection with the negotiation, preparation or execution of this Agreement or any of the Credit Documents contains or will contain any untrue statement of a fact material to the creditworthiness of any Credit Party or omits or will omit to state a fact necessary in order to make the statements contained therein not misleading.

     (y)  IPC Acquisition.  The IPC Acquisition shall have been consummated upon
          ---------------
 the application of the proceeds of the borrowing under the IPC Acquisition Facility. Schedule 5.02(b) hereto sets forth a true and accurate calculation
            ----------------
 of the purchase price for the IPC Acquisition in accordance with the terms of the Plan of Merger.

     SECTION 6.02.  Survival of Representations and Warranties, Etc.
                    -----------------------------------------------

     All representations and warranties set forth in this Article VI and all representations and warranties contained in any certificate, or any of the Credit Documents (including, but not limited to, any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date, shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

                                  ARTICLE VII

                       FINANCIAL INFORMATION AND NOTICES

     Until all the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.11, the Borrower will furnish or
                                    -------------
cause to be furnished to the Administrative Agent and to the Lenders at their respective addresses as set forth on Schedule 1.01B hereto, or such other office
                                     --------------
as may be designated by the Administrative Agent and Lenders from time to time:

     SECTION 7.01.  Financial Statements.
                    --------------------

     (a)  Borrowing Base Certificates; Mark-to-Market Reports.
          ---------------------------------------------------

          (i) Prior to any borrowing hereunder, but at least monthly, a Borrowing Base Certificate in substantially the form of Exhibit F
                                                                       ---------
               hereto (a "Borrowing Base Certificate") showing, as of the close of business on the day prior to any borrowing or on the last day of such month the Borrowing Base. No later than thirty (30) days after the end of each month, reports, in form and substance satisfactory to the Administrative Agent, of the Borrower's and its Consolidated Subsidiaries' agings of accounts receivable and inventory.

          (ii) Upon request and no later than fifteen (15) days after the end of each month, a mark-to-market report of the Borrower and its Consolidated Subsidiaries for the prior month, in form and substance satisfactory to the Administrative Agent.

     (b)  Quarterly Financial Statements.
          ------------------------------

          (i) As soon as practicable and in any event within forty-five (45) days after the end of each of the first three fiscal quarters, unaudited consolidated and consolidating balance sheet of Inergy, L.P. and its Consolidated Subsidiaries as of the close of such fiscal quarter and unaudited consolidated and consolidating statements of income, retained earnings and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by Inergy, L.P. in accordance with GAAP other than the absence of footnotes and subject to year-end audit and adjustments and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by a Financial Officer of Inergy, L.P. to present fairly in all material respects the financial condition of Inergy, L.P. and its Consolidated Subsidiaries as of their respective dates and the results of operations of Inergy, L.P. and its Consolidated Subsidiaries for the respective periods then ended other than the absence of footnotes and subject to year-end audit and adjustments. For purposes hereof, the delivery of Inergy, L.P.'s appropriately completed Quarterly Report on Form 10-Q will be sufficient in lieu of delivery of the consolidated financial statements of Inergy, L.P. and its Consolidated Subsidiaries.

          (ii) As soon as practicable and in any event within forty-five (45) days after the end of each of the first three fiscal quarters, unaudited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the close of such fiscal quarter and unaudited consolidated statements of income, retained earnings and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by the Borrower in accordance with GAAP other than the absence of footnotes and subject to year-end audit and adjustments and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by a Financial Officer of the Borrower to present fairly in all material respects the financial condition of the Borrower and its Consolidated Subsidiaries as of their respective dates and the results of operations of the Borrower and its Consolidated Subsidiaries for the respective periods then ended other than the absence of footnotes and subject to year-end audit and adjustments.

     (c)  Applicable Margin Calculation Certificate. As soon as available and in
          -----------------------------------------
any event within thirty (30) days after the end of each fiscal quarter, an Applicable Margin Calculation Certificate for the Borrower and its Consolidated Subsidiaries in the form of Exhibit G hereto, for such fiscal quarter.
                            ---------

     (d)  Annual Financial Statements.
          ---------------------------

          (i) As soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year, audited consolidated balance sheet of Inergy, L.P. and its Consolidated Subsidiaries as of the close of such Fiscal Year and audited consolidated statements of income, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and audited by Ernst & Young, LLP or other independent certified public accountants of national standing reasonably acceptable to the Administrative Agent in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the year, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by Inergy, L.P. or any of its Consolidated Subsidiaries or with respect to accounting principles followed by Inergy, L.P. or any of its Consolidated Subsidiaries not in accordance with GAAP and there exists no Event of Default under Article IX of this Agreement. For purposes hereof, the delivery of Inergy, L.P.'s appropriately completed Annual Report on Form 10-K will be sufficient in lieu of delivery of the consolidated financial statements of Inergy, L.P. and its Consolidated Subsidiaries.

          (ii) As soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year, unaudited consolidating balance sheet of Inergy, L.P. and its Consolidated Subsidiaries as of the close of such Fiscal Year and unaudited consolidating statements of income, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year, certified by a Financial Officer of Inergy Partners as having been prepared in accordance with GAAP.

          (iii) As soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year, audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the close of such Fiscal Year and audited consolidated statements of income, retained earnings and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year, and audited by Ernst & Young, LLP or other independent certified public accountants of national standing reasonably acceptable to the Administrative Agent in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the year, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by the Borrower or any of its Consolidated Subsidiaries or with respect to accounting principles followed by the Borrower or any of its Consolidated Subsidiaries not in accordance with GAAP and there exists no Event of Default under
                Article IX of this Agreement.

     (e)  Annual Budget.  As soon as practicable and in any event within thirty
          -------------
(30) days prior to the end of each Fiscal Year, a budget approved by the board of directors (or analogous governing board of the Borrower) for the next Fiscal Year, setting forth detailed quarterly projections of the earnings and expenditures of the Borrower and its Consolidated Subsidiaries for such next Fiscal Year.

     (f)  Officer's Compliance Certificate.  At each time financial statements
          --------------------------------
are delivered pursuant to Sections 7.01(b) or (d), a certificate of a Financial
                          ----------------    ---
Officer of Inergy, L.P. or the Borrower, as applicable, in the form of Exhibit E
                                                                       ---------
hereto (an "Officer's Compliance Certificate").

     SECTION 7.02.  Notice of Litigation and Other Matters.
                    --------------------------------------

     Promptly (but in no event later than ten (10) days after an officer of a Credit Party obtains knowledge thereof) telephonic and written notice of:

     (a) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving any Credit Party or any of their respective properties, assets or businesses, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

     (b) any notice of any violation received by any Credit Party from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws or ERISA which in any such case could reasonably be expected to have a Material Adverse Effect;

     (c) any labor controversy that has resulted in a strike or other work action against any Credit Party that could reasonably be expected to have a Material Adverse Effect;

     (d) any dispositions of any Collateral or other assets or property of any Credit Party (other than in the ordinary course of its business) within ten (10) days of the disposition thereof;

     (e)  any Default or Event of Default;

     (f)  any event which makes any of the representations set forth in Section
                                                                        -------
6.01 inaccurate in any respect;
----

     (g) any other development that has resulted in, or could reasonably be expected to result in a Material Adverse Effect;

     (h) promptly upon receipt thereof, copies of all reports, if any, submitted to any Credit Party or its respective board of directors (or analogous governing body) by its respective independent public accountants in connection with their auditing function, including, without limitation, accountant letters, management reports and management responses thereto; and

     (i) such other information regarding the operations, business affairs and financial condition of the Credit Parties as the Administrative Agent or any Lender may reasonably request.

     SECTION 7.03.  Accuracy of Information.
                    -----------------------

     All written information, reports, statements and other papers and data furnished by or on behalf of the Borrower or any of the other Credit Parties to the Administrative Agent or any Lender (other than financial forecasts) whether pursuant to this Article VII or any other provision of this Agreement, or any other of the Credit Documents, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Administrative Agent or any Lender complete, true and accurate knowledge of the subject matter based on the Borrower's knowledge thereof.

                                 ARTICLE VIII

                             AFFIRMATIVE COVENANTS

     Until the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner provided for in Section 13.11, the Borrower will, and will cause each of
                       -------------
its Subsidiaries to:

     SECTION 8.01.  Existence; Businesses and Properties.
                    ------------------------------------

     (i) Carry on and conduct its principal business substantially as it is now being conducted, (ii) maintain in good standing its existence and its right to transact business in those states in which it is now or may after the Closing Date be doing business; and (iii) maintain all licenses, permits and registrations necessary to the conduct of its business, except where the failure to so maintain its right to transact business or to maintain such licenses, permits or registrations would not have a Material Adverse Effect.

     SECTION 8.02.  Insurance.
                    ---------

     Keep insured at all times with financially sound and reputable insurers which are satisfactory to the Administrative Agent (i) all of its property of an insurable nature (other than residential tanks and racks and cylinders on a cylinder exchange program), including, without limitation, all real estate, equipment, fixtures and inventories, against fire and other casualties in such a manner and to the extent that like properties are usually insured by others owning properties of a similar character in a similar locality or as otherwise required by the Administrative Agent, with the proceeds of such casualty insurance payable to the Administrative Agent for the benefit of the Lenders, and (ii) against liability on account of damage to persons or property (including product liability insurance and all insurance required under all applicable worker's compensation laws) caused by it or its officers, members, employees, agents or contractors in such a manner and to the extent that like risks are usually insured by others conducting similar businesses in the places where it conducts its business or as otherwise required by the Administrative Agent. The Borrower shall cause the insurers under all of its and its Subsidiaries' insurance policies to (a) provide the Administrative Agent at least thirty (30) days prior written notice of the termination of any such policy before such termination shall be effective and (b) agree to such other matters in respect of any such casualty insurance as provided in the Administrative Agent's loss payee endorsement. In addition, the Borrower will, upon request of the Administrative Agent at any time, furnish a written summary of the amount and type of insurance carried by the Borrower and its Subsidiaries, the names of the insurers and the policy numbers, and deliver to the Administrative Agent certificates with respect thereto.

     SECTION 8.03.  Payment of Taxes; Etc.
                    ---------------------

     Pay and discharge, before they become delinquent, all taxes, assessments and other governmental charges imposed upon it, its properties, or any part thereof, or upon the income or profits therefrom and all claims for labor, materials or supplies which if unpaid might be or become a Lien or charge upon any of its property and other material obligations, except such items as it is in good faith appropriately contesting and as to which adequate reserves have been provided to the Administrative Agent's satisfaction.

     SECTION 8.04.  Maintenance of Properties and Leases.
                    ------------------------------------

     (i) Maintain, preserve and keep its properties and every part thereof in good repair, working order and condition (except for such properties as the Borrower in good faith determines are not useful in the conduct of its or its Subsidiaries' business); (ii) from time to time make all necessary and property repairs, renewals, replacements, additions and improvements thereto so that at all times the efficiency thereof shall be fully preserved and maintained, and
(iii) maintain all leases of real or personal property in good standing, free of any defaults by the Credit Party that is party thereto, except, in each case, where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 8.05.  Employee Benefits.
                    -----------------

     (i) Notify the Administrative Agent promptly of the establishment or joinder of any Plan, except that prior to the establishment of any "welfare plan" (as defined in Section 3(l) of ERISA) covering any employee of any Credit Party for any period after such employee's termination of employment other than such period required by the Consolidated Omnibus Budget Reconciliation Act of l986 or "defined benefit plan" (as defined in Section 3(35) of ERISA) or joinder of, or contribution to, any multiemployer plan as defined under Section 3(37) of ERISA, it will obtain the Administrative Agent's prior written approval of such establishment; (ii) at all times make prompt payments or contributions to meet the minimum funding standards of Section 412 of the Internal Revenue Code of 1986, as amended, with respect to each Plan; (iii) promptly after the filing thereof, furnish to the Administrative Agent a copy of any report required to be filed pursuant to Section 103 of ERISA in connection with each Plan for each Plan year, including but not limited to the Schedule B attached thereto, if applicable; (iv) notify the Administrative Agent promptly of any "reportable event" (as defined in Section 4043 of ERISA) or any circumstances arising in correction with any Plan which might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a, trustee to administer the Plan, the initiation of any audit or inquiry by the Internal Revenue Service or the Department of Labor of any Plan or transaction(s) involving or related to any Plan, or any "prohibited transactions" as defined in Section 406 of ERISA or
Section 4975(c) of the Internal Revenue Code of 1986, as amended; (v) notify the Administrative Agent prior to any action that could result in the assertion of liability under Subtitle E of Title IV of ERISA caused by the complete or partial withdrawal from any multiemployer plan or to terminate any defined benefit plan sponsored by a Credit Party; and (vi) promptly furnish such additional information concerning any Plan as the Administrative Agent may from time to time request.

     SECTION 8.06.  Books and Records; Inspection; Audits.
                    -------------------------------------

     (i) Maintain complete and accurate books and financial records in accordance with GAAP; (ii) during normal working hours permit the Administrative Agent and Persons designated by the Administrative Agent to visit and inspect its properties and to conduct any environmental tests or audits thereon, to inspect its books and financial records (including its journals, orders, receipts and correspondence which relates to its accounts receivable), and to discuss its affairs, finances and accounts receivable and operations with its members, officers, employees and agents and its independent public accountants at the expense of the Borrower; and (iii) permit the Administrative Agent and Persons designated by the Administrative Agent to perform audits of such books and financial records at the expense of the Borrower when and as requested by the Administrative Agent.

     SECTION 8.07.  Compliance with Laws.
                    --------------------

     Comply with all applicable laws, rules and regulations, and all orders of any Governmental Authority, applicable to it or any of its property, business, operations or transactions (including ERISA and all Environmental Laws), except where the failure to so comply could not reasonably be expected to result in a Material Adverse Effect, and provide prompt written notice to the Lenders following the receipt of any notice of any violation of any such laws, rules, regulations or orders from any Governmental Authority charged with enforcing the same where such violation could reasonably be expected to result in a Material Adverse Effect.

     SECTION 8.08.  Use of Proceeds.
                    ---------------

     Use the proceeds of (i) the Working Capital Loans and Swingline Loans for general corporate purposes of the Borrower and its Subsidiaries, other than Permitted Acquisitions or the IPC Acquisition; (ii) the Permitted Acquisition Loans for refinancing indebtedness of the Borrower under the Existing Credit Agreement, Permitted Acquisitions, Expansion Capital Expenditures and the payment of fees and expenses incurred in connection with this Agreement and the other Credit Documents and the transactions contemplated hereby and thereby; and
(iii) the IPC Acquisition Loan for the IPC Acquisition, for refinancing the Heller Credit Facility, for refinancing the IPCH Demand Loan and the payment of fees and expenses incurred in connection therewith.

     SECTION 8.09.  Preparation of Environmental Reports.
                    ------------------------------------

     If a Default caused by reason of a breach of Section 8.07 (as such Section
                                                  ------------
relates to Environmental Laws) shall have occurred and be continuing, at the request of the Required Lenders through the Administrative Agent, provide to Lenders within forty-five (45) days after such request, at the expense of the Borrower, an environmental site assessment report for the properties which are the subject of such Default prepared by an environmental consulting firm acceptable to the Administrative Agent and consented to by the Borrower (which consent shall not be unreasonably withheld or delayed), indicating the presence or absence of hazardous materials and the estimated cost of any compliance or remedial action in connection with such properties.

     SECTION 8.10.  Location of Collateral.
                    ----------------------

     Keep all Collateral, other than inventory in transit, motor vehicles, residential tanks and bulk storage tanks, at one or more of the locations set forth on Schedule 8.10 hereto and not remove any such Collateral therefrom
         -------------
except for, for so long as there exists no Event of Default, (i) inventory sold in the ordinary course of business; (ii) dispositions of obsolete equipment to the extent permitted under this Agreement and the other Credit Documents; and
(iii) the storage of inventory or equipment at locations within the continental United States other than those described on Schedule 8.10 hereto provided that
                                            -------------
(a) the Borrower shall take all necessary actions necessary for the Administrative Agent's Lien on such inventory and equipment to continue to be a perfected first priority Lien subject to no other Lien other than Permitted Liens and (b) the Administrative Agent shall have received, prior to the relocation of any such equipment or inventory, a landlord's waiver, acceptable in form and content to the Administrative Agent, if the premises are leased, and mortgagee's waivers, in each case acceptable in form and content to the Administrative Agent, from all those who hold a mortgage or like Lien on such premises.

     SECTION 8.11.  Federal Reserve Regulations.
                    ---------------------------

     No proceeds of any Loans shall be used to acquire or carry any Margin
Stock.

     SECTION 8.12.  Administrative Agent May Perform Obligations; Further
                    -----------------------------------------------------
Assurances.
----------

     Permit the Administrative Agent on behalf of the Lenders, if the Administrative Agent or the Required Lenders so elects in their sole discretion, to pay or perform any of the Borrower's Obligations hereunder or under than other Credit Documents and to reimburse the Administrative Agent, on demand, or, if the Administrative Agent so elects, by the Administrative Agent making one or more Loans (as the Administrative Agent may elect) on the Borrower's behalf and charging the accounts of any Credit Party held by the Administrative Agent accordingly, for all amounts expended by or on behalf of the Administrative Agent in connection therewith, and all costs and expenses incurred by or on behalf of the Administrative Agent in connection therewith. Each Borrower further agrees to execute, deliver or perform, or cause to be executed, delivered or performed, all such documents, agreements or acts, as the case may be, as the Administrative Agent may reasonably request from time to time to create, perfect, continue or otherwise assure the Administrative Agent with respect to any Lien on all assets of each Credit Party or created or purported to be created by any of the Credit Documents or to otherwise create, evidence, assure or enhance the Administrative Agent's and the Lender's rights and remedies under, or as contemplated by, the Credit Documents or at law or in equity.

     SECTION 8.13.  Risk Management Plan.
                    --------------------

     Comply, and require its Subsidiaries to comply, with (i) the retail and wholesale inventory distribution and trading procedures, (ii) the dollar and volume limits, and (iii) all other material provisions of the Risk Management Plan.

     SECTION 8.14.  Acquisition of Assets and Properties.
                    ------------------------------------

     Subject to the provisions of Section 12.10(b), assets and properties
                                  ----------------
acquired by the Borrower or any of its Subsidiaries after the Closing Date consisting of (i) such real properties as constitute at least seventy-five percent (75%) of the aggregate value of the real properties acquired, as determined by the Administrative Agent in its reasonable discretion, (ii) such motor vehicles as constitute at least seventy-five percent (75%) of the aggregate value of the motor vehicles acquired, as determined by the Administrative Agent in its reasonable discretion, and (iii) all other material personal property assets acquired (to the extent that (a) a Lien can be perfected thereon by the filing of UCC financing statements in the appropriate jurisdictions, and (b) if required by the Administrative Agent, a Lien can be perfected thereon by possession or other methods under the UCC), shall be part of the Collateral securing the payment and performance of the Obligations on which the Administrative Agent shall have a perfected Lien, and the Borrower or such Subsidiary, as applicable, shall execute and deliver, or cause to be executed and delivered, to the Administrative Agent, at the Borrower's reasonable expense, such documents (including, without limitation, mortgages, deeds of trust, deeds to secure debt, guarantees, security agreements, UCC financing statements, fixture filings, opinions of counsel, title insurance and endorsements) and other assurances as the Administrative Agent may request in order to create and perfect Liens in such assets and properties in favor of the Administrative Agent, subject to no other Liens other than Permitted Liens. Notwithstanding anything to the contrary set forth above, the conditions set forth in clauses (i), (ii) and (iii) shall not apply to the acquisition of assets and properties (whether acquired in one or more related or unrelated transactions) to the extent that the aggregate purchase price of such assets and properties does not exceed $2,000,000.

                                  ARTICLE IX

                              FINANCIAL COVENANTS

     Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.11, the Borrower will not:
                                    -------------

     SECTION 9.01.  Consolidated EBITDA/Consolidated Interest Expense.
                    -------------------------------------------------

     Permit, as of the last day of each fiscal quarter, the ratio of (i) Consolidated EBITDA of the Borrower and its Consolidated Subsidiaries to (ii) Consolidated Interest Expense of the Borrower and its Consolidated Subsidiaries, in each case for the four fiscal quarters then most recently ended, to be less than: (i) 2.25 to 1.00, for any fiscal quarter ending on or before December 31, 2001; and (ii) 2.50 to 1.00, for any fiscal quarter ending thereafter.

     SECTION 9.02.  Consolidated Leverage Ratio.
                    ---------------------------

     Permit, as of the last day of each fiscal quarter, the Consolidated Leverage Ratio of the Borrower and its Consolidated Subsidiaries to be more than
4.50 to 1.00, for any fiscal quarter.

                                   ARTICLE X

                              NEGATIVE COVENANTS

     Until all of the Obligations have been finally and indefeasibly paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.11, the Borrower will not, and
                                    -------------
will not cause or permit any of its Subsidiaries to:

     SECTION 10.01. Liens.
                    -----

     Create or suffer to exist any Lien, except for Permitted Liens, upon or with respect to any of its assets or properties, whether such Person owns or has an interest in such assets or properties on the Closing Date or at any time thereafter.

     SECTION 10.02. Debt.
                    ----

     Create or suffer to exist any Debt except for Permitted Debt.

     SECTION 10.03. Restricted Investments.
                    ----------------------

     (a) Subject to clause (b) below, make or permit to exist any loans or advances to or any other investment in any Person (including any equity holders of the Borrower or of any of its Affiliates), except investments in (1) interest-bearing United States Government obligations, (2) certificates of deposit issued by or time deposits with any commercial bank organized and existing under the laws of the United States or any state thereof having capital and surplus of not less than $25,000,000, (3) prime commercial paper rated AAA by Standard and Poor's or Prime P-1 by Moody's Investor Service, Inc., (4) agreements involving the sale and guaranteed repurchase of United States Government securities, or (5) a Subsidiary provided that (i) such
                                                   --------
 Subsidiary is a wholly owned Subsidiary (directly or indirectly) of the Borrower; (ii) such Subsidiary guarantees the Obligations under the Credit Agreement and other Credit Documents pursuant to a Guaranty Agreement in substantially the form of Exhibit I-1 hereto, (iii) such Subsidiary grants to
                           -----------
 the Administrative Agent (or the Collateral Agent) for the benefit of the Lenders a first priority security interest in all assets and properties of such Subsidiary (subject only to Permitted Liens) in accordance with Section 8.14
                                                                 ------------
 pursuant to a Security Agreement in substantially the form of Exhibit J hereto
                                                               ---------
 or a Mortgage in form and substance satisfactory to the Administrative Agent and (iv) the Capital Stock of such Subsidiary is pledged to the Administrative Agent (or the Collateral Agent) for the benefit of the Lenders pursuant to a Pledge Agreement in substantially the form of Exhibit K hereto. All
                                               ---------
 instruments and documents evidencing such investments shall be pledged to the Administrative Agent promptly after the relevant Person's receipt thereof, shall be security for the Obligations, and shall be Collateral hereunder.

     (b) Acquire any assets or property of any other Person (other than a Credit Party) other than (i) pursuant to a Permitted Acquisition, (ii) subject to Section 8.14, in the ordinary course of business consistent with past
    ------------
 practices and (iii) as part of a Capital Expenditure.

     SECTION 10.04. Structure; Disposition of Assets.
                    --------------------------------

     (i) Except for Permitted Acquisitions and the IPC Acquisition, merge or consolidate with or otherwise acquire, or be acquired by, any other Person; and
(ii) sell, lease or otherwise transfer all or any part of its assets other than, for so long as there exists no Event of Default, (a) the sale of inventory in the ordinary course of such Person's business, (b) the disposition of obsolete equipment subject to Section 4.02(f) hereof, (c) the sale of motor vehicles in
                     ---------------
the ordinary course of such Person's business with the consent of the Administrative Agent and (d) the sale of other assets not in the ordinary course of business in an amount not to exceed $5,000,000 in any Fiscal Year.

     SECTION 10.05. Sale-Leasebacks; Subsidiaries; New Business.
                    -------------------------------------------

     Enter into any sale and leaseback transaction with respect to any of its properties or create any Subsidiary, or manufacture any goods, render any services or otherwise enter into any business which is not substantially similar to that existing on the Closing Date.

     SECTION 10.06. Issuance of Securities.
                    ----------------------

     Issue any membership or other equity interests, or create any new class of equity interests, or modify in any material respect the voting, liquidation or other rights of any class of equity interests, or issue any other securities; provided, however, the Borrower may issue Capital Stock.

     SECTION 10.07. Conflicting Agreements.
                    ----------------------

     Enter into any agreement any term or condition of which conflicts with any provision of this Agreement or the other Credit Documents.

     SECTION 10.08. Changes in Accounting Principles; Fiscal Year.
                    ---------------------------------------------

     Make any change in its principles or methods of accounting as currently in effect, except such changes as are required by GAAP, nor, without first obtaining the Administrative Agent's written consent, change its Fiscal Year.

     SECTION 10.09. Transactions With Affiliates.
                    ----------------------------

     Enter into or be a party to any transaction or arrangement, including without limitation, the purchase, sale or exchange of property of any kind or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of such Person's business and upon fair and reasonable terms substantially as favorable to such Person as those which would be obtained in a comparable arms-length transaction with a non-Affiliate; provided, that the foregoing shall not prohibit the consummation
               --------
of the IPC Acquisition in accordance with Plan of Merger.

     SECTION 10.10. Distributions.
                    -------------

     Pay any dividends on or make any other distributions in respect of any membership interests or other equity interests or redeem or otherwise acquire any such membership or other equity interests without in each instance obtaining the prior written consent of the Required

Lenders; provided, however, that (i) any Credit Party which is a Subsidiary of
         --------  -------
the Borrower may pay regularly scheduled dividends or make other distributions to the Borrower, and (ii) if no Default or Event of Default exists or would result therefrom, the Borrower may pay cash distributions, free of any Lien, to Inergy, L.P. in an amount not to exceed Available Cash.

     SECTION 10.11. Lease Obligations.
                    -----------------

     Permit the aggregate obligations that are due and payable during any Fiscal Year under leases or agreements to lease (other than obligations under Capital Leases) to exceed $5,000,000.

     SECTION 10.12. Restrictive Agreements.
                    ----------------------

     Enter into any Debt which contains any covenants (including, without limitation, a negative pledge on assets) more restrictive than the provisions of Articles VIII, IX and X.

     SECTION 10.13. Put Agreements.
                    --------------

     Enter into any put agreement or similar agreement with any other Person granting such Person put rights or similar arrangements with respect to the Capital Stock of the Borrower or its Subsidiaries.

     SECTION 10.14. Amendments to Organic Documents.
                    -------------------------------

     Amend or otherwise modify their respective Organic Documents in any manner that would affect the Administrative Agent or the Lenders without the prior written consent of the Administrative Agent and the Required Lenders, except for amendments or other modifications that modify administrative provisions or amendments that reflect the issuance, redemption or transfer of Capital Stock to the extent permitted by and in accordance with this Agreement and the other Credit Documents.

                                  ARTICLE XI

                             DEFAULT AND REMEDIES

     SECTION 11.01. Events of Default.
                    -----------------

     Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

     (a)  Default in Payment of Principal of Loans and Reimbursement
          ----------------------------------------------------------
 Obligations. The Borrower shall default in any payment of principal of any
 -----------
 Loan, Note or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).

     (b)  Other Payment Default. The Borrower shall default in the payment when
          ---------------------
 and as due (whether at maturity, by reason of acceleration or otherwise) of interest due on any Loan,

 Note or Reimbursement Obligation or the payment of any other Obligation, and such default shall continue unremedied for three (3) Business Days.

     (c)  Misrepresentation. Any representation or warranty made or deemed to be
          -----------------
 made by Inergy, L.P., the Borrower or any Subsidiary of the Borrower under this Agreement, any other Credit Document or any amendment hereto or thereto, shall prove to have been incorrect or misleading in any material respect when made or deemed made.

     (d)  Default in Performance of Certain Covenants. The Borrower shall
          -------------------------------------------
 default in the performance or observance of any covenant or agreement contained in Sections 4.02, 7.01(b), (c), (e) or (g), 7.02(e), 8.01, 8.02, 8.06(ii),
 8.06(iii), 8.08, 8.10, Article IX or Sections 10.01, 10.02, 10.03, 10.04,
 10.05, 10.06, 10.10, 10.12, 10.13 or 10.14 of this Agreement.

     (e)  Default in Performance of Other Covenants and Conditions. The Borrower
          --------------------------------------------------------
 or any Subsidiary of the Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section
                                                                      -------
 11.01) or any other Credit Document and such default shall continue for a
 -----
 period of thirty (30) days and the Borrower or such Subsidiary of the Borrower, as applicable, continuously and diligently endeavors to cure such default.

     (f)  Debt Cross-Default. The Borrower, Inergy, L.P. or any Subsidiary of
          ------------------
 the Borrower shall (i) default in the payment of any Debt (other than that evidenced by the Notes or any Reimbursement Obligation), the aggregate outstanding amount of which Debt is in excess of $500,000, beyond the period of grace if any, provided in the instrument or agreement under which such Debt was created, or (ii) default in the observance or performance, beyond the period of grace if any, of any other agreement or condition relating to any Debt (other than that evidenced by the Notes or any Reimbursement Obligation) the aggregate outstanding amount of which Debt is in excess of $500,000, or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Debt to become due prior to its stated maturity.

     (g)  Other Cross-Defaults.
          --------------------

          (i) The Borrower, Inergy, L.P. or any Subsidiary of the Borrower shall default in the payment when due, or in the performance or observance, of any obligation or condition of any material contract or agreement unless, but only as long as, the existence of any such default is being contested by the Borrower, Inergy, L.P. or such Subsidiary of the Borrower, as applicable, in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of the Borrower, Inergy, L.P. or such Subsidiary of the Borrower, as applicable, to the extent required by GAAP.

          (ii) Any "Event of Default" shall have occurred and be continuing under any other Credit Document or any Hedging Agreement.

     (h)  Voluntary Bankruptcy Proceeding. Inergy, L.P., the Borrower or any
          -------------------------------
 Subsidiary of the Borrower shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

     (i)  Involuntary Bankruptcy Proceeding. A case or other proceeding shall be
          ---------------------------------
 commenced against Inergy, L.P., the Borrower or any Subsidiary of the Borrower in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for Inergy, L.P., the Borrower or any Subsidiary of the Borrower or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue undismissed or unstayed for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

     (j)  Impairment of Security, Etc. Any of the Credit Documents shall cease
          ---------------------------
 in any material respect to be in full force and effect or shall be declared to be null and void in whole or in a material part by the final judgment of a court or other governmental or regulatory authority having jurisdiction or the validity or enforceability thereof shall be contested by, or on behalf of, any Credit Party; or any Credit Party shall renounce any of the same or deny that it has any or further liability under any Credit Document to which it is a party; or any security interest purported to be created by any Credit Document shall cease to be, or shall be asserted by any Credit Party not to be, a valid, perfected, first priority (except as expressly otherwise provided in this Agreement or such Credit Document) security interest in the Collateral covered thereby.

     (k)  Judgment. A judgment or order for the payment of money which causes
          --------
 the aggregate amount of all such judgments to exceed $500,000 in any Fiscal Year shall be entered against the Borrower or any Subsidiary of the Borrower by any court and such judgment or order shall continue undischarged or unstayed for a period of thirty (30) days.

     (l)  Change of Control; Ownership. (i) Inergy, L.P. ceases to own and
          ----------------------------
 control 100% of the outstanding Capital Stock of the Borrower; (ii) Inergy Holdings ceases to own and control 100% of the outstanding Capital Stock of Inergy GP; (iii) any Person or group of Persons, other than New Inergy Propane, shall acquire, directly or indirectly, more than 30% of the outstanding Capital Stock of Inergy, L.P.; (iv) Inergy GP ceases to be the managing general partner of Inergy, L.P.; (v) a majority of the seats on the board of directors (or other applicable governing body) of Inergy GP shall at any time after the Closing Date be occupied by Persons who were not nominated by Inergy GP or Inergy Holdings, by a majority of the board of directors (or other applicable governing body) of Inergy GP or Inergy Holdings or by Persons so nominated; (vi) a majority of the seats on the board of directors (or other applicable governing body) of the Borrower shall at any time after the Closing Date be occupied by Persons who were not nominated by the Borrower or Inergy Holdings, by a majority of the board of directors (or other applicable governing body) of the Borrower or Inergy Holdings or by Persons so nominated; or (vii) any pledgor under any Pledge Agreement shall grant or suffer to exist any Lien on such pledgor's interest in any Collateral described therein, except in each case for any Permitted Lien.

     (m)  Material Adverse Effect. In the Required Lender's reasonable judgment,
          -----------------------
  there occurs any condition or event that could have a Material Adverse Effect.

     SECTION 11.02. Remedies.
                    --------

     Upon the occurrence of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower.

     (a)  Acceleration; Termination of Credit Facilities. Declare the principal
          ----------------------------------------------
  of and interest on the Loans, the Notes and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Credit Documents (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and all other Obligations (other than any obligations under any Hedging Agreement), to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Credit Documents to the contrary notwithstanding, and terminate the Credit Facilities and any right of the Borrower to request borrowings or Letters of Credit thereunder; provided, that upon the occurrence of an Event of Default specified in Section
  --------                                                               -------
  11.01(h) or (i), the Credit Facilities shall be automatically terminated and
  --------    ---
  all Obligations (other than any obligations under any Hedging Agreement) shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or in any other Loan Document to the contrary notwithstanding.

     (b)  Letters of Credit. With respect to all Letters of Credit with respect
          -----------------
  to which presentment for honor shall not have occurred at the time of an acceleration pursuant to Section 11.02(a), require the Borrower at such time
                           ----------------
  to deposit in a cash collateral account with the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower.

     (c)  Rights of Collection, Etc.
          -------------------------

          (i) Exercise all of the rights and remedies of a secured party under the UCC or under other Applicable Law, and all other legal and equitable rights to which the Administrative Agent may be entitled, all of which rights and remedies shall be cumulative, and none of which shall be exclusive, and all of which shall be in addition to any other rights or remedies contained in this Agreement or any of the other Credit Documents.

          (ii) Exercise the right to take immediate possession of the Collateral, and (1) to require the Borrower to assemble the Collateral, at the Borrower's expense, and make it available to the Administrative Agent at a place designated by the Administrative Agent, and (2) to enter upon and use any premises in which the Borrower has an ownership, leasehold or other interest, or wherever any of the Collateral shall be located, and to store, remove, abandon, manufacture, sell, dispose of or otherwise use all or any part of the Collateral on such premises without the payment of rent or any other fees by the Administrative Agent to the Borrower or any other Person for the use of such premises or such Collateral.

          (iii) Exercise the right to sell or otherwise dispose of all or any inventory or equipment in its then condition, or after any further manufacturing or processing thereof, at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit all as the Administrative Agent, in its sole discretion, may deem advisable. The Borrower agrees that ten (10) days prior written notice to the Borrower of any public or private sale or other disposition of such Collateral shall be reasonable notice thereof and such sale shall be at such locations as the Administrative Agent may designate in such notice. The Administrative Agent shall have the right to conduct such sales on the Borrower's premises, without charge therefor, and such sales may be adjourned from time to time in accordance with applicable law. The Administrative Agent shall have the right to sell lease or otherwise dispose of such Collateral, or any part thereof for cash, credit or any combination thereof and the Administrative Agent may purchase all or any part of such Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may set-off or credit the amount of such price against the Obligations.

          (iv) The Administrative Agent is hereby granted a license or other right to use, without charge, all of the Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, and advertising matter, or any property of a similar nature as it pertains to the Collateral or any other property of the Borrower, in storing, removing, transporting, manufacturing, advertising, selling or otherwise using the Collateral, and the Borrower's rights in and under such property shall inure to the Administrative Agent's benefit.

          (v) The proceeds realized from the sale of any Collateral may be applied, after the Administrative Agent is in receipt of good funds, in accordance with Section 4.10. If any deficiency shall
                                           -------------
                 arise, the Borrower shall remain liable to the Administrative Agent therefor. Any surplus remaining after payment in full of the Obligations will be returned to the Borrower or to whomever may be legally entitled thereto.

     SECTION 11.03. Rights and Remedies Cumulative; Non-Waiver; Etc.
                    ------------------------------------------------

     The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive, and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Credit Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Credit Documents or to constitute a waiver of any Event of Default.

                                  ARTICLE XII

                           THE ADMINISTRATIVE AGENT

     SECTION 12.01. Appointment.
                    -----------

     Each of the Lenders hereby irrevocably designates and appoints First Union as Administrative Agent of such Lender under this Agreement and the other Credit Documents for the term hereof and each such Lender irrevocably authorizes First Union as Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and such other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Credit Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Credit Documents or otherwise exist against the Administrative Agent. Any reference to the Administrative Agent in this Article XII shall be deemed to refer to the Administrative Agent solely in its capacity as Administrative Agent and not in its capacity as a Lender.

     SECTION 12.02. Delegation of Duties.
                    --------------------

     The Administrative Agent may execute any of its respective duties under this Agreement and the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Administrative Agent with reasonable care.

     SECTION 12.03. Exculpatory Provisions.
                    ----------------------

     Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Credit Documents (except for actions occasioned solely by its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Credit Party, or by any officer thereof, contained in this Agreement or the other Credit Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or the other Credit Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Credit Documents or for any failure of any Credit Party to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.

     SECTION 12.04. Reliance by the Administrative Agent.
                    ------------------------------------

     The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 13.10. The
                                                    -------------
Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders (or, when expressly required hereby or by the relevant other Credit Document, all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders (or, when expressly required hereby, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

     SECTION 12.05. Notice of Default.
                    -----------------

     The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, it shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, when expressly required hereby, all the Lenders); provided that unless and until
                                                  --------
the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders, except to the extent that other provisions of this Agreement expressly require that any such action be taken or not be taken only with the consent and authorization or the request of the Lenders or Required Lenders, as applicable.

     SECTION 12.06. Non-Reliance on the Administrative Agent and Other Lenders.
                    ----------------------------------------------------------

     Each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans and issue or participate in Letter of Credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or by the other Credit Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower or any of its Subsidiaries which may come into the possession of the Administrative Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or affiliates.

     SECTION 12.07. Indemnification.
                    ---------------

     The Lenders agree to indemnify the Administrative Agent, in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do

so), ratably according to the respective amounts of their Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes or any Reimbursement Obligation) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the other Credit Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such
--------
liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's bad faith, gross negligence or willful misconduct. The agreements in this Section 12.07 shall survive the payment of the Notes, any Reimbursement
     -------------
Obligation and all other amounts payable hereunder and the termination of this Agreement.

     SECTION 12.08. The Administrative Agent in Its Individual Capacity.
                    ---------------------------------------------------

     The Administrative Agent and its respective Subsidiaries and Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and its Subsidiaries and Affiliates as though the Administrative Agent were not an Administrative Agent hereunder. With respect to any Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued by it or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Credit Documents as any Lender and may exercise the same as though it were not an Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

     SECTION 12.09. Resignation of the Administrative Agent; Successor
                    --------------------------------------------------
Administrative Agent.
--------------------

     Subject to the appointment and acceptance of a successor as provided below, the Administrative Agent may resign at any time or, at the request of the Required Lenders, shall resign, by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $500,000,000. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the Administrative Agent's giving of notice of resignation, then the Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 12.09 shall continue in effect for its benefit in
                   -------------
respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

       SECTION 12.10.  Collateral Matters.
                       ------------------

        (a) The Administrative Agent is authorized on behalf of all the Lenders without the necessity of any notice to or further consent from the Lenders, from time to time to take any action with respect to any Collateral or the Credit Documents which may be necessary to perfect and maintain perfected the security interest in and Liens upon the Collateral granted pursuant to the Credit Documents.

        (b) If an Event of Default shall have occurred and be continuing, the Administrative Agent may, and at the request of the Required Lenders shall, take a security interest in assets and properties of the Borrower and its Subsidiaries that are not Collateral as the Administrative Agent shall request, in its sole discretion, and all such assets and properties shall be part of the Collateral securing the payment and performance of the Obligations. The Borrower or each Subsidiary of the Borrower, as applicable, shall execute and deliver, or cause to be executed and delivered, to the Administrative Agent, at the Borrower's expense, such documents (including, without limitation, mortgages, deeds of trust, deeds to secure debt, guarantees, security agreements, UCC financing statements, fixture filings, opinions of counsel, title insurance and endorsements) and other assurances as the Administrative Agent may reasonably request in order to create and perfect Liens on such assets and properties in favor of the Administrative Agent, subject to no other Liens other than Permitted Liens.

        (c) The Lenders irrevocably authorize the Administrative Agent, at its option and in its discretion, to authorize the release of any Lien granted for the benefit of the Administrative Agent and the Lenders upon any Collateral
(i) upon termination of the Commitments and payment in full of all Loans and all other Obligations known to the Administrative Agent and payable under this Agreement or any other Credit Document; (ii) constituting property sold or to be sold or disposed of as part of or in connection with any disposition permitted hereunder; (iii) consisting of an instrument evidencing Debt or other debt instrument, if the indebtedness evidenced thereby has been paid in full; or (iv) if approved, authorized or ratified in writing by the Required Lenders or all the Lenders, as the case may be, as provided in Section 13.11. Upon request by
                                                -------------
the Administrative Agent at any time, the Lenders will confirm in writing the Administrative Agent's authority to authorize the release of particular types or items of Collateral pursuant to this Section 12.10(c).
                                        ----------------

        (d) In the event that a Credit Party desires to retire or sell any motor vehicle that is part of the Collateral, the Borrower shall submit to the Administrative Agent a Request for Title and Lien Release in the form of Exhibit N hereto, and, upon the approval of such request by the Administrative
---------
Agent, the Administrative Agent shall release the first priority Lien on such motor vehicle.

                                  ARTICLE XIII

                                 MISCELLANEOUS

       SECTION 13.01.  Notices.
                       -------

        (a)    Method of Communication.  Except as otherwise provided in this
               -----------------------
Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Administrative Agent as understood by the Administrative Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

        (b)    Addresses for Notices.  Notices to any party shall be sent to it
               ---------------------
at the following addresses, or any other address as to which all the other parties are notified in writing.

              If to the Borrower:       Inergy Propane, LLC
                                        1101 Walnut, Suite 1500
                                        Kansas City, Missouri 64106
                                        Attention:  John J. Sherman
                                        Telephone No.:  816-842-8181
                                        Telecopy No.:  816-842-1904

              With copies to:           Stinson, Mag & Fizzell
                                        1201 Walnut Street
                                        P. O. Box 419251
                                        Kansas City, Missouri 64141-6251
                                        Attention:  Paul McLaughlin, Esq.
                                        Telephone No.:  816-691-3256
                                        Telecopy No.:  816-691-3495

              If to First Union as      First Union National Bank
              Administrative Agent:     One First Union Center
                                        201 South College Street
                                        Charlotte, North Carolina 28288-0680
                                        Attn:  Syndication Agency Services
                                        Telephone No.:  704-383-7698
                                        Telecopy No.:  704-383-0288

               With copies to:          First Union National Bank
                                        One First Union Center, DC-5
                                        301 South College Street
                                        Charlotte, North Carolina 28288-0251
                                        Attn:  Joe K. Dancy
                                        Telephone No.:  704-383-4748
                                        Telecopy No.:  704-374-2570

               With copies to:          Parker, Poe, Adams & Bernstein L.L.P.
                                        Three First Union Center
                                        401 South Tryon Street, Suite 3000
                                        Charlotte, North Carolina 28202
                                        Attention:  Paul S. Donohue, Esq.
                                        Telephone No.:  704-335-9866
                                        Telecopy No.:  704-334-4706

               If to any Lender:        To the address set forth on
                                        Schedule 1.01B hereto.
                                        --------------

       (c)    Administrative Agent's Office.  The Administrative Agent hereby
              -----------------------------
designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrower and the Lenders, as the Administrative Agent's Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit issued.

       SECTION 13.02.  Expenses; Indemnity.
                       -------------------

       The Borrower will (a) pay all out-of-pocket expenses of the Administrative Agent in connection with: (i) the preparation, execution and delivery of this Agreement and each other Credit Document, whenever the same shall be executed and delivered, including without limitation all out-of-pocket syndication and due diligence expenses and reasonable fees and disbursements of counsel for the Administrative Agent and (ii) the preparation, execution and delivery of any waiver, amendment or consent by the Administrative Agent or the Lenders relating to this Agreement or any other Credit Document, including without limitation reasonable fees and disbursements of counsel for the Administrative Agent; (b) pay all out-of-pocket expenses of the Administrative Agent and the Lenders in connection with the administration and enforcement of any rights and remedies of the Administrative Agent and Lenders under the Credit Facilities, including consulting with appraisers, accountants, engineers, attorneys and other Persons concerning the nature, scope or value of any right or remedy of the Administrative Agent or any Lender hereunder or under any other Credit Document or any factual matters in connection therewith, which expenses shall include without limitation the reasonable fees and disbursements of such Persons; and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered by any such Person in connection with any claim, investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Agreement, any other Credit Document or the Loans, including without limitation reasonable attorney's and consultant's fees, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

     SECTION 13.03.  Set-off.
                     -------

     In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders and any assignee or participant of a Lender in accordance with Section 13.10 are hereby
                                                       -------------
authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lenders, or any such assignee or participant to or for the credit or the account of the Borrower against and on account of the Obligations irrespective of whether or not (a) the Lenders shall have made any demand under this Agreement or any of the other Credit Documents or (b) the Administrative Agent shall have declared any or all of the Obligations to be due and payable as permitted by Section 11.02 and
                                                         -------------
although such Obligations shall be contingent or unmatured. Notwithstanding the preceding sentence, each Lender agrees to notify the Borrower and the Administrative Agent after any such set-off and application; provided, that the
                                                             --------
failure to give such notice shall not affect the validity of such set-off and application.

     SECTION 13.04.  Governing Law.
                     -------------

     This Agreement, the Notes and the other Credit Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of Missouri.

     SECTION 13.05.  Consent to Jurisdiction.
                     -----------------------

     The Borrower (i) submits to personal jurisdiction in the State of North Carolina, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement and the other Credit Documents and (ii) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of North Carolina for the purpose of litigation to enforce this Agreement and the other Credit Documents. The Borrower hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Administrative Agent or any Lender in connection with this Agreement, the Notes or the other Credit Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 13.01. Nothing in
                                                   -------------
this Section 13.05 shall affect the right of the Administrative Agent or any
     -------------
Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against the Borrower or its properties in the courts of any other jurisdictions.

     SECTION 13.06.  WAIVER OF JURY TRIAL.
                     --------------------

     TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE ADMINISTRATIVE AGENT, EACH LENDER AND THE BORROWER HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER CREDIT DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

     SECTION 13.07.  Reversal of Payments.
                     --------------------

     To the extent the Borrower makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

     SECTION 13.08.  Injunctive Relief; Punitive Damages.
                     -----------------------------------

     The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrower agrees that the Lenders, at the Lenders' option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     (a) The Administrative Agent, the Lenders and the Borrower (on behalf of itself and its Subsidiaries) hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any dispute, whether such dispute is resolved through arbitration or judicially.

     (b) The parties agree that they shall not have a remedy of punitive or exemplary damages against any other party in any dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any dispute whether the dispute is resolved by arbitration or judicially.

     SECTION 13.09.  Accounting Matters.
                     ------------------

     All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement and the other Credit Documents, including, without limitation, all computations utilized by Inergy, L.P., the Borrower or any of its Subsidiaries to determine compliance with any covenant contained herein or therein, shall, except as otherwise expressly contemplated hereby or unless there is an express written direction by the

Administrative Agent to the contrary agreed to by the Borrower, be performed in accordance with GAAP as in effect on the Closing Date. In the event that changes in GAAP shall be mandated by the Financial Accounting Standards Board, or any similar accounting body of comparable standing, or shall be recommended by the Borrower's certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after the date the Borrower and the Required Lenders shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement.

       SECTION 13.10.  Successors and Assigns; Participations.
                       --------------------------------------

         (a)   Benefit of Agreement. This Agreement shall be binding upon and
               --------------------
inure to the benefit of the Borrower, the Administrative Agent and the Lenders, all future holders of the Notes, and their respective successors and assigns, except that the Borrower shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

         (b)   Assignment by Lenders.  Each Lender may, with the consent of the
               ---------------------
Administrative Agent and the Borrower, which consents shall not be unreasonably withheld and not required of the Borrower upon the occurrence and continuation of a Default or Event of Default, assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement and the other Credit Documents (including, without limitation, all or a portion of the Extensions of Credit at the time owing to it and the Notes held by it); provided that:
--------

               (i) each such assignment (other than an assignment of the IPC Acquisition Commitment) shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement;

               (ii) if less than all of the assigning Lender's Commitment is to be assigned, the Commitment so assigned shall not be less than $5,000,000;

               (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of Exhibit H hereto (an "Assignment and
                                 ---------
                     Acceptance"), together with any Note or Notes subject to such assignment;

               (iv) such assignment shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state;

               (v) no consent of the Borrower or the Administrative Agent shall be required for an assignment to an affiliate or Subsidiary of the assigning Lender; and

               (vi) the assigning Lender shall pay to the Administrative Agent an assignment fee of $3,000 upon the execution by such Lender of the Assignment and Acceptance; provided that no
                                                             --------
                    such fee shall be payable upon any assignment by a Lender to an Affiliate thereof.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereby and (B) the Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

   (c)    Rights and Duties Upon Assignment.  By executing and delivering an
          ---------------------------------
 Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to, and agree with, each other and the other parties hereto as set forth in such Assignment and Acceptance.

   (d)    Register.  The Administrative Agent shall maintain a copy of each
          --------
 Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the amount of the Extensions of Credit with respect to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or the Lenders at any reasonable time and from time to time upon reasonable prior notice.

   (e)    Issuance of New Notes.  Upon its receipt of an Assignment and
          ---------------------
 Acceptance executed by an assigning Lender and an Eligible Assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit H
                                                                   ---------
 hereto:

          (i)     accept such Assignment and Acceptance;

          (ii)    record the information contained therein in the Register;

          (iii)   give prompt notice thereof to the Lenders and the Borrower;
                  and

          (iv) promptly deliver a copy of such Assignment and Acceptance to the Borrower.

Within five (5) Business Days after receipt of notice, the Borrower shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such Eligible Assignee in amounts equal to the Commitment assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such

Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes delivered to the assigning Lender. Each surrendered Note or Notes shall be canceled and returned to the Borrower.

   (f)    Participations.  Each Lender may sell participations to one or more
          --------------
 banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Extensions of Credit and the Notes held by it); provided that:
                                                 --------

          (i) each such participation shall be in an amount not less than $2,000,000;

          (ii) such Lender's obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged;

          (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

          (iv) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement;

          (v) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement;

          (vi) such Lender shall not permit such participant the right to approve any waivers, amendments or other modifications to this Agreement or any other Loan Document other than waivers, amendments or modifications which would reduce the principal of or the interest rate on any Loan or Reimbursement Obligation, extend the term or increase the amount of the Commitment, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal of any Loan or, except as expressly contemplated hereby or thereby, release substantially all of the Collateral; and

          (vii) any such disposition shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission to apply to qualify the Loans or the Notes under the blue sky law of any state.

   (g)    Disclosure of Information; Confidentiality.  The Administrative Agent
          ------------------------------------------
 and the Lenders shall hold all non-public information with respect to the Borrower obtained pursuant to the Credit Documents in accordance with their customary procedures for handling confidential information; provided, that the Administrative Agent may disclose information relating to this Agreement to Gold Sheets and other similar bank trade publications, such information to
 -----------
 consist of deal terms and other information customarily found in such publications, and provided further, that the Administrative Agent and Lenders may disclose any such information to the extent such disclosure is required by law or requested by any regulatory authority. Any Lender may, in connection with any assignment, proposed assignment, participation or

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

proposed participation pursuant to this Section 13.10, disclose to the assignee,
                                        -------------
participant, proposed assignee or proposed participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided, that prior to any such disclosure, each such assignee, proposed
--------
assignee, participant or proposed participant shall agree with the Borrower or such Lender to preserve the confidentiality of any confidential information relating to the Borrower received from such Lender.

       (h)    Certain Pledges or Assignments.  Nothing herein shall prohibit any
              ------------------------------
Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with Applicable Law.

       SECTION 13.11.  Amendments, Waivers and Consents.
                       --------------------------------

       Except as set forth below or as specifically provided in any Credit Document, any term, covenant, agreement or condition of this Agreement or any of the other Credit Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrower; provided, that
                                                                --------
no amendment, waiver or consent shall, without the consent of each Lender affected thereby:

       (a) increase the amount, or extend the time, of the obligation of a Lender to make Loans or issue or participate in Letters of Credit (including without limitation pursuant to Section 3.05);
                               ------------

       (b) reduce or forgive the principal amount of any Loan or Reimbursement Obligation;

       (c) extend the originally scheduled time or times of payment of the principal of any Loan or Reimbursement Obligation or the time or times of payment of interest on any Loan;

       (d) reduce the rate of interest or fees payable on any Loan or Reimbursement Obligation or any fee or commission with respect thereto;

       (e) permit any subordination of the principal or interest on any Loan or Reimbursement Obligation;

       (f) permit any assignment (other than as specifically permitted or contemplated in this Agreement) of the Borrower's rights and obligations hereunder;

       (g) terminate or cancel any Guaranty Agreement, Pledge Agreement, Security Agreement or Mortgage or release Inergy, L.P. or any Subsidiary Guarantor from their respective obligations under a Guaranty Agreement;

       (h)    release all or substantially all of the Collateral; or

       (i)    amend the provisions of Section 13.10(a), this Section 13.11 or
                                      -----------------      -------------
the definition of Required Lenders, without the prior written consent of each Lender. In addition, no

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

amendment, waiver or consent to the provisions of (a) Article XII shall be made without the written consent of the Administrative Agent and (b) Article III shall be made without the written consent of the Issuing Lender.

Notwithstanding anything to the contrary set forth above, the Administrative Agent may, without the consent of any of the Lenders, revise, amend, modify, restate and/or replace any Guaranty Agreement, Pledge Agreement, Security Agreement or Mortgage to provide that same shall equally and ratably guaranty or secure, as the case may be, in favor of the Collateral Agent for the benefit of
(i) the Administrative Agent and the Lenders and (ii) the holders of the Private Placement Debt, the Obligations under the Credit Documents and the Private Placement Debt, provided that the Administrative Agent, on behalf of itself and
                --------
the Lenders, shall have entered into the Intercreditor Agreement with the Collateral Agent and the holders of the Private Placement Debt. The Lenders hereby authorize the Administrative Agent to enter into the Intercreditor Agreement on behalf of the Lenders, with the Collateral Agent and the holders of the Private Placement Debt.

       SECTION 13.12.  Absolute and Unconditional Liability.
                       ------------------------------------

       To the fullest extent permitted by law, the Borrower hereby waives promptness, diligence, note of acceptance, and any other notice of any nature whatsoever with respect to any of the Obligations, and any requirement that the Administrative Agent protect, secure, perfect or insure any security interest or lien or any property s abject thereto or exhaust any right take any action against any Guarantor, any other Person or any Collateral. The liability of the Borrower under this Section shall be absolute and unconditional irrespective of:
(a) any change in the time, manner or place of payment of, or in any other term of, any of the Obligations, or any other amendment or waiver of or any consent to departure from this Agreement, any of the Notes or any of the other Credit Documents; (b) any exchange, release or non-perfection of any Collateral or any release or amendment or waiver of or consent to departure from any other guaranty, or any release of any Person liable in whole or in part, for all or any of the Obligations; or (c) any other circumstance which might otherwise constitute a defense available to, or discharge of, the Borrower, a guarantor or a surety.

       SECTION 13.13.  Amended and Restated Credit Facility; Liens Unimpaired.
                       ------------------------------------------------------

     This Agreement amends and restates the Existing Credit Agreement in its entirety. It is the intention and understanding of the parties hereto that (i) this Agreement shall act as a refinancing of the Debt and other obligations evidenced by the Existing Credit Agreement and that this Agreement shall not act as a novation of such Debt and other obligations, (ii) all Liens securing the Debt and other obligations evidenced by the Existing Credit Agreement remain in full force and effect and secure all Debt and all other Obligations now or hereafter evidenced by or incurred under this Agreement or any of the other Credit Documents, and (iii) the priority of all Liens securing the Debt and other obligations evidenced by the Existing Credit Agreement shall not be impaired by the execution, delivery or performance of this Agreement or the other Credit Documents. The principal amount of loans outstanding under the Existing Credit Agreement owed to the Lenders that are "Lenders" under this Agreement shall be allocated among the Facilities as such Lenders and the Administrative Agent may agree.

     SECTION 13.14.  Performance of Duties.
     --------------  ---------------------

     The Borrower's obligations under this Agreement and each of the Credit Documents shall be performed by the Borrower at its sole cost and expense.

     SECTION 13.15.  All Powers Coupled with Interest.
     --------------  --------------------------------

     All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Credit Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Credit Facilities have not been terminated.

     SECTION 13.16.  Survival of Indemnities.
     --------------  -----------------------

     Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XIII and any other provision of this Agreement and the Credit Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

     SECTION 13.17.  Titles and Captions.
     --------------  -------------------

     Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

     SECTION 13.18.  Severability of Provisions.
     --------------  --------------------------

     Any provision of this Agreement or any other Credit Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 13.19.  Counterparts.
     --------------  ------------

     This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

     SECTION 13.20.  Term of Agreement.
     --------------  -----------------

     This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full and all Commitments shall have been terminated. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.

       SECTION 13.21.  Inconsistencies with Other Documents; Independent Effect
                       --------------------------------------------------------
of Covenants.
------------

        (a) In the event there is a conflict or inconsistency between this Agreement and any other Credit Document, the terms of this Agreement shall control.

        (b) The Borrower expressly acknowledges and agrees that each covenant contained in Articles VIII, IX or X shall be given independent effect. Accordingly, the Borrower shall not engage in any transaction or other act otherwise permitted under any covenant contained in Articles VIII, IX or X if, before or after giving effect to such transaction or act, the Borrower shall or would be in breach of any other covenant contained in Articles VIII, IX or X.

       SECTION 13.22.  Mo.Rev.Stat. (S)432.045 Required Notice.
                       ---------------------------------------

     The following statement is given pursuant to Mo.Rev.Stat. (S)432.045: "ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER(S)) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT."

                          [Signature pages to follow]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first written above.



                              INERGY PROPANE, LLC


                              By:  __________________________________________
                                   John J. Sherman, Authorized Representative

                              FIRST UNION NATIONAL BANK, as Administrative
                              Agent, as Lender, as Swingline Lender and as Issuing Lender


                              By:
                                   __________________________________________
                                   Name:   Joe K. Dancy
                                   Title:  Vice President

                              FLEET NATIONAL BANK, as Syndication Agent and as Lender


                              By:
                                   ___________________________________________
                                   Name:
                                   Title:

                              BANK OF OKLAHOMA, N.A., as Documentation Agent and as Lender


                              By:
                                   _____________________________________________
                                   Name:
                                   Title:

                              FIRSTAR BANK, N.A. OVERLAND PARK, as Lender


                              By:
                                   ___________________________________________
                                   Name:
                                   Title:

                              WELLS FARGO BANK TEXAS, N.A., as Lender


                              By:
                                   ____________________________________________
                                   Name:
                                   Title:

                              TEAMBANK, N.A., as Lender


                              By:
                                   ____________________________________________
                                   Name:
                                   Title: